Exhibit 10.1

TERM LOAN AGREEMENT
Dated as of April 17, 2020
among
STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.,
as the Borrower,

STAG INDUSTRIAL, INC.,
as a Guarantor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent

and

THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 11.6,
as Lenders

and

PNC BANK, NATIONAL ASSOCIATION, REGIONS BANK, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents

WELLS FARGO SECURITIES, LLC
as the Bookrunner

and

WELLS FARGO SECURITIES and PNC CAPITAL MARKETS LLC, Regions Capital Markets, TD Securities (USA) LLC and U.S. BANK NATIONAL ASSOCIATION
as the Joint Lead Arrangers

TABLE OF CONTENTS
Section		Page

SCHEDULES
2.1 Commitments and Applicable Percentages
4.1 Initial Unencumbered Properties
6.6 Litigation
6.9 Environmental Matters
6.13 Subsidiaries and Other Equity Investments and Equity Interests in the Borrower and Each Subsidiary Guarantor
6.18 Intellectual Property Matters
8.1 Existing Liens
8.13 Indebtedness
11.2 The Administrative Agent’s Office; Certain Addresses for Notices
RO Responsible Officers
EXHIBITS
A Committed Loan Notice
B Form of Note
C Compliance Certificate
D-1 Assignment and Assumption
D-2 Administrative Questionnaire
E Form of Disbursement Instruction Agreement
F-1 Form of Parent Guaranty
F-2 Form of Subsidiary Guaranty
G Reserved
H-1 U.S. Tax Compliance Certificate
H-2 U.S. Tax Compliance Certificate
H-3 U.S. Tax Compliance Certificate
H-4 U.S. Tax Compliance Certificate

TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT (the “Agreement”) is entered into as of April 17, 2020, among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), STAG INDUSTRIAL, INC., a Maryland corporation and the sole member of the sole general partner of the Borrower (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent.
The Borrower has requested that the Lenders provide a term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Ground Lease” means a ground lease with respect to an Acceptable Property executed by a Subsidiary Guarantor, as lessee, that (a) has a remaining lease term (including extension or renewal rights) of at least twenty-five (25) years, calculated as of the date such Acceptable Property is deemed an Unencumbered Property, and that the Administrative Agent determines, in its sole discretion, is a financeable ground lease and is otherwise acceptable or (b) has a bargain purchase option (as defined in accordance with GAAP).
“Acceptable Property” means a Property (a) that is approved by the Administrative Agent and the Required Lenders, or (b) that meets the following requirements:
(i) such Property is wholly-owned by, or ground leased pursuant to an Acceptable Ground Lease to, the Borrower or a Subsidiary Guarantor free and clear of any Liens (other than Liens permitted by Section 8.1);
(ii) such Property is an industrial, manufacturing, warehouse/distribution and/or office property located within the United States;
(iii) if such Property is owned by a Subsidiary Guarantor, or is ground leased pursuant to an Acceptable Ground Lease to a Subsidiary Guarantor, then the Equity Interests of such Subsidiary Guarantor are owned, directly or indirectly by the Borrower, free and clear of any Liens other than Liens permitted by Section 8.1; and
(iv) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property.
“Additional Permitted Indebtedness” means unsecured Indebtedness permitted to be incurred pursuant to Section 8.2(f).

“Additional Term Loans” has the meaning specified in Section 2.6(b)(i).
“Adjusted NOI” means, with respect to any Property for the Current Reporting Quarter, annualized, an amount equal to (a) the aggregate gross revenues (excluding non-cash revenues) from the operations of such Property during such period, minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Property during such period (including real estate taxes, but excluding any property and asset management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses and excluding capital expenditures), (ii) a management fee equal to the greater of (A) two percent (2%) of the aggregate gross base rental revenues (excluding non-cash revenues) from the operations of such Property during such period and (B) actual property management fees paid, and (iii) a replacement reserve of $0.10 per square foot (excluding any Property acquired during the Current Reporting Quarter). Adjusted NOI shall exclude the amount of any revenues and expenses from any Dark Property. Adjusted NOI shall be increased, without duplication, by (i) annualized rental revenues (excluding non-cash revenues), net of associated expenses, from any new lease which went into effect with the tenant taking occupancy (or any lease with respect to any Property acquired during the Current Reporting Quarter) and the Borrower is recognizing revenue from such tenant in accordance with GAAP during such Current Reporting Quarter, and (ii) annualized gross base rental revenues (excluding non-cash revenues) for the first monthly gross base rental payment for any lease in a free rent period and the Borrower is recognizing revenue from the applicable tenant in accordance with GAAP during such Current Reporting Quarter.
“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided in no event shall Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.
“Aggregate Commitments” means the Commitments of all the Lenders. The initial amount of the Aggregate Commitments in effect on the Closing Date is THREE HUNDRED MILLION DOLLARS ($300,000,000.00).
“Agreement” means this Term Loan Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Section 2.1(a) or Section 9.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the percentage (carried out to the ninth decimal place) of the Total Outstandings represented by such Lender’s Loans at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means the following percentages per annum, based upon the Debt Rating as set forth below (determined in accordance with the Performance-Based Pricing Grid set forth below).
Performance-Based Pricing Grid:

Applicable Rate
Pricing Level	Debt Rating	Base Rate Applicable Margin	LIBOR Loan Applicable Margin
1	≥A-/A3	0.35%	1.35%
2	BBB+/Baa1	0.40%	1.40%
3	BBB/Baa2	0.50%	1.50%
4	BBB-/Baa3	0.75%	1.75%
5	< BBB-/Baa3	1.15%	2.15%
Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 7.3(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two (2) or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited financial statements of the Parent for the fiscal year ended December 31, 2019 and, from and after the delivery of the financial statements of the

Parent required pursuant to Section 7.1(a) for the fiscal year ending December 31, 2020, the most-recent financial statements furnished pursuant to Section 7.1(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Balloon Payments” shall mean with respect to any loan constituting Indebtedness, any required principal payment of such loan which is payable at the maturity of such Indebtedness, provided, however, that the final payment of a fully amortized loan shall not constitute a Balloon Payment.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). If the Base Rate as determined as provided above would be less than 1.25%, the Base Rate shall be deemed to be 1.25%.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark Replacement” has the meaning specified in Section 3.3(b).

“Benchmark Replacement Adjustment” has the meaning specified in Section 3.3(b).

“Benchmark Replacement Conforming Changes” has the meaning specified in Section 3.3(b).

“Benchmark Replacement Date” has the meaning specified in Section 3.3(b).
“Benchmark Transition Event” has the meaning specified in Section 3.3(b).

“Benchmark Transition Start Date” has the meaning specified in Section 3.3(b).

“Benchmark Unavailability Period” has the meaning specified in Section 3.3(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Book Value” means all land, building, improvements, leasing commissions and deferred leasing intangibles less accumulated depreciation and amortization.

“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.2.
“Borrowing” means a Committed Borrowing.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or the State of New York, and, if such day relates to any LIBOR Loan, means any such day that is also a London Banking Day.
“Capital Lease” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.
“Capital Lease Obligations” means, with respect to any Person for any period, the capitalized amount of obligations under Capital Leases for such Person for such period as determined in accordance with GAAP.
“Capitalization Rate” means seven percent (7.0%).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by Guarantor, the Borrower or any of their Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)demand or time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) is a Lender or (B) (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;
(c)commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(d)Investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either

Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)Other liquid or readily marketable investments in an amount not to exceed five percent (5%) of Total Asset Value.
“Casualty” means, with respect to any Unencumbered Property, if such Unencumbered Property has been damaged or destroyed, in whole or in part, by fire or other casualty.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);
(b)during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)the Parent shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, the Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of the Borrower.

“Closing Date” means the first date all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 11.1.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.1, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.
“Committed Loan” has the meaning specified in Section 2.1(a).
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.
“Companies” means, without duplication, the Parent and its Consolidated Subsidiaries (including the Borrower), and “Company” means any one of the Companies.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of any Unencumbered Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Unencumbered Property or any part thereof.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any Person for any period, an amount equal to (a) Consolidated Net Income, plus (b) the sum of the following (without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period): (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness; (iii) depreciation and amortization expense; (iv) amortization of intangibles (including goodwill) and organization costs; (v) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), including property acquisition costs; (vi) any other non-cash charges, and (vii) all commissions, guaranty fees, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP; minus (c) the sum of the following (to the extent included in the statement of such Consolidated Net Income for such period): (i) interest income (except to the extent deducted in determining such Consolidated Net Income); (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business); and (iii) any other non-cash income.
“Consolidated Fixed Charges” means, on a consolidated basis, for any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) provision for cash income taxes made by such Person on a consolidated basis in respect of such period, (c) scheduled principal amortization payments due during such period on account of Indebtedness of such Person (excluding Balloon Payments), and (d) Restricted Payments paid in cash with respect to preferred Equity Interests of such Person during such period (other than any repayments of principal with respect to preferred Equity Interests).
“Consolidated Interest Expense” means, for any Person for any period, the total interest expense (including that attributable to Capital Lease Obligations) of such Person for such period with respect to all outstanding Total Funded Debt (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). Consolidated Interest Expenses shall exclude non-cash charges, interest rate hedge termination payments or receipts, loan prepayment costs, and upfront loan fees, interest expense covered by an interest reserve established under a loan facility and any interest expense under any construction loan or construction activity that under GAAP is required to be capitalized.
“Consolidated Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Consolidated Total Debt, divided by (b) Total Asset Value.
“Consolidated Net Income” means, for any Person for any period, the consolidated net income (or loss) of such Person for such period, determined on a consolidated basis; provided that in calculating Consolidated Net Income of the Parent for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Company) in which any Company has an ownership interest, except to the extent that any such income is actually received by such Company in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of any Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Subsidiary.
“Consolidated Subsidiary” means any Person in which the Parent or the Borrower has a direct or indirect ownership interest and whose financial results would be consolidated under GAAP with the financial results of the Parent on the consolidated financial statements of the Parent.
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Parent on such date, determined on a consolidated basis in accordance with GAAP which would be required to be included on the liabilities side of the balance sheet of the Parent in accordance with GAAP, and including the Companies’ Share of the principal amount of all Indebtedness of Unconsolidated Affiliates, but, in each case, excluding the net obligations of the Parent on a consolidated basis under any Swap Contract.
“Construction in Progress” means (a) a Property with new ground up construction, (b) a Property under renovation in which (i) greater than thirty percent (30%) of the square footage of such

Property is unavailable for occupancy due to renovation and (ii) no rents are being paid on such square footage or (c) a building expansion. The classification of “Construction in Progress” will cease on the earlier to occur of (A) the time that such Property has an Occupancy Rate of greater than eighty percent (80%), and (B) one hundred eighty (180) days after completion of construction, renovation or expansion of such Property, as applicable.
“Contamination” means the presence of Hazardous Materials in amounts exceeding regulatory action levels.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning specified in Section 11.21.
“Credit Agreements” means (a) that certain Term Loan Agreement, dated as of July 12, 2019, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto, (b) the Revolving Credit Agreement, (c) that certain Term Loan Agreement, dated as of July 26, 2018, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto, (d) that certain Term Loan Agreement, dated as of July 28, 2017, among the Borrower, the Parent, Bank of America, N.A., as administrative agent, and the other lenders party thereto and (e) that certain Amended and Restated Term Loan Agreement, dated as of December 20, 2016, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto, in each case, as amended from time to time.
“Credit Extension” means a Borrowing.
“Current Reporting Quarter” means the most recent fiscal quarter for which quarterly financial statements have been delivered to the Lenders pursuant to Section 7.1.
“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purposes entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of Real Property.
“Dark Property” means any Property as to which, as of the last day of the Current Reporting Quarter, (a) all leases have terminated, (b) the Borrower is not recognizing revenue from any tenants in accordance with GAAP or (c) the Adjusted NOI for such Property is negative.
“Debt Rating” means, as of any date of determination, the rating as determined by a minimum of two of S&P, Moody’s or Fitch (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt. In the event that the Borrower receives only two Debt Ratings, and such Debt Ratings are not equivalent, the Applicable Margin shall be determined based on the higher of the two Debt Ratings. In the event that Borrower receives more than two Debt Ratings, and such Debt Ratings are not all equivalent, (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category, the Applicable Margin corresponding to the highest of the Debt Ratings shall apply; and (B) if the difference between the highest and the lowest such Debt Ratings is two ratings categories or more, the Applicable Margin corresponding to the average of the two highest Debt Ratings shall apply, provided that if such average is not a recognized rating category, then the Applicable Margin corresponding to the lower of the two highest Debt Ratings shall apply. Notwithstanding the foregoing, (a) during any period in which the Borrower has only one Debt Rating, the Applicable Margin corresponding to the Debt Rating that is one level lower than that of such Debt Rating shall apply and (b) during any period in which the Borrower does not have any Debt Ratings, Pricing Level 5 set forth in the definition of Applicable Margin shall apply.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) two percent (2%) per annum; provided that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum.
“Default Right” has the meaning specified in Section 11.21.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company which controls such Lender that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit E to be executed and delivered by the Borrower pursuant to Section 5.1(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business as part of Property leasing operations) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith but excluding any arrangement constituting a Lien.
“Dollar” and “$” mean lawful money of the United States.
“Early Opt-in Election” has the meaning specified in Section 3.3(b).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.6(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.6(b)(iii)).
“Environmental Assessment” has the meaning specified in Section 7.12(b).
“Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time instituted or completed pursuant to any applicable Environmental Requirement against any Company or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such action against the Administrative Agent or any Lender), and any claim at any time made by any Person against any Company or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such claim against the Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.
“Environmental Damages” means all liabilities (including strict liability), losses, damages (excluding consequential, special, exemplary or punitive damages except to the extent such damages were imposed upon an Indemnitee as a result of any claims made against such Indemnitee by a governmental entity or any other third party), judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, at law or in equity, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, whether before or after the Release Date and arising in whole or in part from:
(a)the presence of any Hazardous Material on any Unencumbered Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from any Unencumbered Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through any Unencumbered Property, on or before the Release Date; or
(b)any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean up, transport or disposal of any Hazardous Material which is at any time on or before the Release Date present on any Unencumbered Property; or
(c)the breach of any representation, warranty, covenant or agreement contained in this Agreement relating to the presence of any Hazardous Material on any Unencumbered Property because of any event or condition occurring or existing on or before the Release Date; or
(d)any violation on or before the Release Date, of any Environmental Requirement in connection with any Unencumbered Property in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or
(e)any Environmental Claim, or the filing or imposition of any environmental Lien against any Unencumbered Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (a) through (d) preceding;
and regardless of whether any of the foregoing was caused by the Borrower, any other Loan Party or their respective tenant or subtenant, or a prior owner of an Unencumbered Property or its tenant or subtenant, or any third party including (i) injury or damage to any person, property or natural resource occurring on or off of an Unencumbered Property including the cost of demolition and rebuilding of any improvements on any Real Property; (ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement including the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of Unencumbered Properties as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any Person or Governmental Authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated; and (v) the settlement of any claim or judgment. “Costs” as used in this definition shall also include any diminution in the value of the security afforded by the Unencumbered Property or any future reduction of the sales price of any Unencumbered Property by reason of any matter set forth in Section 7.12 or Section 8.12.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Requirement” means any Environmental Law, agreement or restriction, as the same now exists or may be changed or amended or come into effect in the future, which pertains to any Hazardous Material or the environment including ground or air or water or noise pollution or contamination, and underground or aboveground tanks.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042(a)(1) or (2) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or notification that a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.1.
“Excluded Party” shall mean any REIT, any parent company of or Person who Controls any REIT in each instance engaged primarily in owning and operating Real Property, and any other Person whom the Borrower has reasonably identified in writing to the Administrative Agent as a competitor or potential competitor of the Borrower.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Contract if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Contract (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Contract (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 27 of the Subsidiary Guaranty). If a Swap Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Contract that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exclusion Event” has the meaning specified in Section 4.10.

“Exclusion Notice” has the meaning specified in Section 4.10.
“Existing 2020 Term Loan Agreement” means that certain Term Loan Agreement dated as of September 29, 2015, as amended and assigned prior to the date hereof, among the Borrower, Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders.
“Existing 2021 Term Loan Agreement” means that certain Second Amended and Restated Term Loan Agreement dated as of December 20, 2016, as amended and assigned prior to the date hereof, among the Borrower, Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate should be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letters” means the letter agreements, dated as of (a) April 7, 2020 among the Borrower, the Administrative Agent and WFS, and (b) the Closing Date between the Borrower and any other Lead Arranger, if any.
“Fitch” means Fitch, Inc., and any successor thereto.
“Fixed Charge Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Consolidated EBITDA, divided by (b) Consolidated Fixed Charges.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranties” means the Parent Guaranty and the Subsidiary Guaranties, and “Guaranty” means any one of the Guaranties.
“Guarantors” means, collectively, the Parent and each Subsidiary Guarantor, and “Guarantor” means any one of the Guarantors.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“ICE” has the meaning specified in the definition of “LIBOR”.
“Immaterial Subsidiary” means any Subsidiary whose assets constitute less than one percent (1%) of Total Asset Value; provided that if at any time the aggregate Total Asset Value of the “Immaterial Subsidiaries” which are not Guarantors exceeds ten percent (10%) of Total Asset Value, then the Borrower shall designate certain “Immaterial Subsidiaries” as Guarantors such that the aggregate Total Asset Value of the “Immaterial Subsidiaries” which are not Guarantors does not exceed ten percent (10%) of Total Asset Value.
“Increase Effective Date” has the meaning specified in Section 2.6(b)(ii).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than one hundred and eighty (180) days or (ii) being contested in good faith by appropriate proceedings diligently conducted);
(e)Capital Lease Obligations;
(f)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any ownership interest (excluding perpetual preferred ownership interests) in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus (without duplication and only to the extent required to be paid) accrued and unpaid dividends;
(g)all Guarantees of such Person in respect of any of the foregoing (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability); and
(h)all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of (i) the fair market value of the property subject to such lien and (ii) the aggregate amount of the obligations so secured.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; provided that, solely for purposes of calculating the financial covenants set forth in Sections 8.14(a), (b) and (c), Indebtedness shall exclude the net obligations of the Parent on a consolidated basis under Swap Contracts entered into to hedge or mitigate any interest rate risk in respect of borrowed money for which the Parent, the Borrower or any Subsidiary has actual exposure. The amount of any Capital Lease Obligations as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.4(b).
“Information” has the meaning specified in Section 11.7.
“Initial Unencumbered Properties” means the Acceptable Properties listed on Schedule 4.1, and “Initial Unencumbered Property” means any one of the Initial Unencumbered Properties.
“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided that if any Interest Period for a LIBOR Loan exceeds three (3) months, then the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September, and December and the Maturity Date applicable to such Loan.
“Interest Period” means as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months (if available to all Lenders) thereafter, as selected by the Borrower in its Loan Notice; provided that:
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii) no Interest Period for a subject Loan shall extend beyond the Maturity Date applicable to such Loan.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 6.18.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lead Arrangers” means Wells Fargo Securities, LLC and PNC Capital Markets LLC, Regions Capital Markets, TD Securities (USA) LLC and U.S. Bank National Association in their capacities as joint lead arrangers.
“Lease” means each existing or future lease, sublease (to the extent of any Subsidiary Guarantor’s rights thereunder), license, or other agreement (other than an Acceptable Ground Lease) under the terms of which any Person has or acquires any right to occupy or use any Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in U.S. dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S. dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the Eurodollar Reserve Percentage maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such Eurodollar Reserve Percentage rate becomes effective. Unless otherwise specified in any amendment to this Agreement entered into in accordance with clauses (b)(i) or (ii) of Section 3.3, in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement. If LIBOR as determined as provided above would be less than 0.25%, LIBOR shall be deemed to be 0.25%. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Loan” means a Committed Loan that bears interest at a rate based on LIBOR.
“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR borrowing having a one-month interest period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two business days prior to the first day of such interest period as otherwise provided in the definition of “LIBOR”), or if such day is not a business day, the immediately preceding business day. The LIBOR Market Index Rate shall be determined on a daily basis.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any Capital Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan.
“Loan Documents” means this Agreement, each Note, the Fee Letters, and the Guaranties.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Borrower and each Guarantor and “Loan Party” means any one of the Loan Parties.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Acquisition” means any acquisition (or series of related acquisitions) or investments (or series of related investments) permitted by this Agreement and consummated in accordance with the terms of this Agreement for which the aggregate consideration paid in respect of such acquisition or investment (including any Indebtedness assumed in connection therewith) exceeds 10% of Total Asset Value for the Current Reporting Quarter, without giving pro forma effect to such acquisition.
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations, or financial condition of the Companies, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against the Loan Parties, taken as a whole, of the Loan Documents to which they are parties.
“Material Environmental Event” means, with respect to any Unencumbered Property, (a) a violation of any Environmental Law with respect to such Unencumbered Property, or (b) the presence of any Hazardous Materials on, about, or under such Unencumbered Property that, under or pursuant to any

Environmental Law, would require remediation, if in the case of either (a) or (b), such event or circumstance could reasonably be expected to have a Material Property Event.
“Material Property Event” means, with respect to any Unencumbered Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that resulted in a (a) material adverse effect with respect to the financial condition or the operations of such Unencumbered Property, (b) material adverse effect on the value of such Unencumbered Property, or (c) material adverse effect on the ownership of such Unencumbered Property.
“Material Subsidiary” means each Subsidiary of the Borrower other than a Non-Guarantor Subsidiary.
“Material Title Defects” means, with respect to any Unencumbered Property, defects, Liens (other than Liens for local real estate taxes and similar local governmental charges), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the value or operations of such Unencumbered Property, would prevent such Unencumbered Property from being used in the manner in which it is currently being used, or would result in a violation of any Law which would have a material and adverse effect on such Unencumbered Property); provided that Material Title Defects shall not include any Liens or other encumbrances (i) that existed as of the date of the title insurance policies issued in connection with the Prior Credit Agreement for the Initial Unencumbered Properties, (ii) that existed as of the date of this Agreement and that are listed on Schedule 8.1 or (iii) with respect to any Unencumbered Properties added following the date of this Agreement, Liens and other encumbrances similar in type and extent to those contemplated by clauses (i) and (ii) above.
“Maturity Date” means April 16, 2021 or such later date to which the Maturity Date may be extended pursuant to Section 2.18; provided that if such date is not a Business Day, then the Maturity Date shall be the next preceding Business Day.
“Minimum Distributions” means (a) for the Parent for any fiscal year of the Parent, Restricted Payments in an amount not less than the aggregate amount of distributions required to be paid by the Parent in order for the Parent to qualify as a REIT, and (b) for the Borrower for any fiscal year of the Borrower, Restricted Payments in an amount not less than the aggregate amount of distributions required to be paid by the Borrower to the Parent in order for the Parent to qualify as a REIT.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including the Parent or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Guarantor Subsidiary” means any Subsidiary (whether direct or indirect) of the Borrower, other than any Subsidiary which owns an Unencumbered Property or any Subsidiary which owns any of the Equity Interests of any such Subsidiary, which (a) is (i) formed for or converted to the specific purpose of holding title to Real Property assets which are collateral for Indebtedness owing or to be owed by such Subsidiary, provided that such Indebtedness must be incurred or assumed within ninety (90) days, such ninety (90) day period to be extended for an additional sixty (60) days if the Borrower provides an executed term sheet or commitment letter for the financing of such Real Property to the Administrative Agent (or, in either instance, for such longer period as the Administrative Agent may agree in writing) of such formation or conversion or such Subsidiary shall cease to qualify as a Non-Guarantor Subsidiary, and (ii) expressly prohibited in writing from guaranteeing Indebtedness of any other person or entity pursuant to (A) a provision in any document, instrument or agreement evidencing such Indebtedness of such Subsidiary or (B) a provision of such Subsidiary’s Organization Documents, in each case, which provision was included in such Organization Document or such other document, instrument or agreement at the request of the applicable third party creditor and as an express condition to the extension or assumption of such Indebtedness; provided that a Subsidiary meeting the requirements set forth in this clause (a) shall only remain a “Non-Guarantor Subsidiary” for so long as (1) each of the foregoing requirements set forth in this clause (a) are satisfied, (2) such Subsidiary does not guarantee any other Indebtedness, and (3) the Indebtedness with respect to which the restrictions noted in clause (a) (ii) are imposed remains outstanding; (b)(i) becomes a Subsidiary following the Closing Date, (ii) is not a wholly-owned Subsidiary of the Borrower, and (iii) with respect to which the Borrower and its Affiliates, as applicable, do not have sufficient voting power to cause such Subsidiary to become a Guarantor hereunder; (c) is an Immaterial Subsidiary; (d) is a Subsidiary which has been released from its Obligations under a Subsidiary Guaranty pursuant to Section 2.17(b) below, or (e) is not a domestic Subsidiary. For the avoidance of doubt, STAG Industrial Management, LLC, the Subsidiary that employs the Parent’s employees, shall be deemed to be a Non-Guarantor Subsidiary.
“Non-Recourse Indebtedness” means, for any Person, any Indebtedness of such Person for the repayment of which neither the Parent or the Borrower has any personal liability (other than for Customary Recourse Exceptions) or, if such Person is the Parent or the Borrower, in which recourse of the applicable holder of such Indebtedness for non-payment is limited to such holder’s Liens on a particular asset or group of assets (other than for Customary Recourse Exceptions). For the avoidance of doubt, if any Indebtedness is partially guaranteed by the Parent or the Borrower, then the portion of such Indebtedness that is not so guaranteed shall still be Non-Recourse Indebtedness if it otherwise satisfies the requirements in this definition.
“Note” means a promissory note made by the Borrower in favor of each Lender requesting the same evidencing Loans made by such Lender, substantially in the form of Exhibit B.
“Note Purchase Agreements” means those certain Note Purchase Agreements dated as of April 16, 2014, December 18, 2014, December 1, 2015 and April 10, 2018, each among the Parent, the Borrower and the purchasers party thereto, in each case as amended from time to time.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; including, without limitation of the foregoing, all present and future indebtedness, liabilities, and obligations now or hereafter owed to the Administrative Agent, any Lender, or any Affiliate of the Administrative Agent or any Lender (including, for the avoidance of doubt, any

Specified Derivatives Providers) arising from, by virtue of, or pursuant to any Swap Contract, other than any Excluded Swap Obligation, that relates solely to the Obligations.
“Occupancy Rate” means, for any Property, the percentage of the rentable area of such Property occupied by bona fide tenants of such Property or leased by tenants pursuant to bona fide tenant Leases, in each case, which tenants are not more than 60 days past due in the payment of all rent or other similar payments due under such Leases and paying rent.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).
“Outstanding Amount” means with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Parent” has the meaning specified in the introductory paragraph hereto.
“Parent Guaranty” means the Guaranty Agreement executed by the Parent in favor of the Administrative Agent, for the benefit of the Lenders and any Specified Derivatives Providers, in form and substance acceptable to the Administrative Agent.
“Parent Share” means a share of common stock, par value $0.01 per share, of the Parent.
“Participant” has the meaning specified in Section 11.6(c).
“Participant Register” has the meaning specified in Section 11.6(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent or any ERISA Affiliate or any such Plan to which the Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 7.2.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Prior Credit Agreement” means that certain Credit Agreement dated as of April 20, 2011 among the Borrower, Bank of America, N.A., as agent and a syndicate of lenders.
“Property” means any Real Property which is owned or ground leased, directly or indirectly, by any Company.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 7.2.
“QFC” has the meaning specified in Section 11.21.
“QFC Credit Support” has the meaning specified in Section 11.21.
“Rating Condition” means the achievement by the Borrower of a Debt Rating.
“Real Property” of any Person means all of the right, title, and interest of such Person in and to land, improvements, and fixtures.
“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness; provided that personal recourse for Customary Recourse Exceptions shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.
“Refinanced Term Loan Facilities” means the Existing 2020 Term Loan Agreement and the Existing 2021 Term Loan Agreement.
“Register” has the meaning specified in Section 11.6(c).
“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” has the meaning specified in Section 3.3(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice.
“Required Lenders” means, at any time, the Lenders having Commitments representing more than 50% of the Aggregate Commitments of all Lenders or, if the commitment of each Lender to make Loans has been terminated on the Closing Date pursuant to Section 2.1(a) or 9.2, the Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings. The Commitment and Loans of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time. At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Lenders” shall in no event mean fewer than two Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, chief accounting officer, treasurer, assistant treasurer, or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.1, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to ARTICLE II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Each initial Responsible Officer is listed on Schedule RO.
“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any capital stock or other Equity Interest of any Company or Subsidiary, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interests, or on account of any return of capital to such Company’s or Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).
“Revolving Credit Agreement” means that certain Credit Agreement, dated as of July 26, 2018, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto, as amended.
“S&P” means Standard & Poor’s Financial Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.
“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Indebtedness” means (without duplication), with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person or its subsidiaries outstanding at such date and that is secured by a Lien, and including the Companies’ Share of all Indebtedness of Unconsolidated Affiliates that is secured by a Lien, but excluding for the avoidance of doubt, any net obligations under any Swap Contract that is secured by a Lien, all Unsecured Indebtedness and all Indebtedness hereunder, and provided further that the obligations under any revolving credit agreement (including the Revolving Credit Agreement or any amendment or replacement thereof) shall not constitute Secured Indebtedness due to the existence of cash collateral security requirements in connection with customary defaulting lender provisions.
“Secured Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Indebtedness of Parent and its Subsidiaries, divided by (b) Total Asset Value.
“Share” means the Borrower’s and the Parent’s direct or indirect share of a Consolidated Subsidiary or an Unconsolidated Affiliate as reasonably determined by the Borrower based upon the Borrower’s and the Parent’s economic interest (whether direct or indirect) in such Consolidated Subsidiary or Unconsolidated Affiliate, as of the date of such determination.
“SOFR” has the meaning specified in Section 3.3(b).
“Specified Derivatives Provider” shall have the meaning provided in Section 9.3.
“Specified Swap Contract” means any Swap Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, in each case with respect to the Loans, between the Borrower and a Specified Swap Contract Provider.
“Specified Swap Contract Provider” means any Lender, or Affiliate of a Lender, that is party to a Swap Contract at the time such Swap Contract is entered into.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantors” means, as of any date, each domestic Subsidiary which owns an Unencumbered Property, all domestic Subsidiaries of the Borrower owning a direct or indirect interest in an Unencumbered Property, each other domestic Material Subsidiary, and the general partner of each Subsidiary Guarantor that is a limited partnership and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided, however, that (a) STAG Industrial Management, LLC and (b) STAG Industrial TRS, LLC and its Subsidiaries shall in no event be deemed or required to be a Subsidiary Guarantor.
“Subsidiary Guaranty” means the Guaranty Agreement executed by each Subsidiary Guarantor in favor of the Administrative Agent, for the benefit of the Lenders and any Specified Derivatives Providers, in form and substance acceptable to the Administrative Agent.
“Supported QFC” has the meaning provided in Section 11.21.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, and (c) any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” has the meaning specified in Section 3.3(b).

“Threshold Amount” means (a) $40,000,000 with respect to Recourse Indebtedness, (b) $75,000,000 with respect to all Non-Recourse Indebtedness, and (c) $40,000,000 with respect to all other amounts.
“Total Asset Value” means, for the Companies, on a consolidated basis, as on any date, the sum of (a) an amount equal to (i) aggregate Adjusted NOI with respect to all Properties (without duplication from the assets in clauses (b) through (g) below) for the Current Reporting Quarter, annualized divided by (ii) the Capitalization Rate, plus (b) 75% of the Book Value of any Dark Property (provided that no Dark Property shall be included in the calculation of Total Asset Value for a period greater than 12 months), plus (c) the acquisition cost of Construction in Progress and the costs of improvements thereon and renovations thereof, plus (d) cash and cash equivalents (including restricted cash) on such date, plus (e) the Companies’ Share of the foregoing items and components attributable to Unconsolidated Affiliates, plus (f) an amount equal to the book value (adjusted in accordance with GAAP to reflect any default or other impairment of such loan) of mortgage loans, construction loans, capital improvement loans, and other loans, in each case owned by a Company, plus (g) fifty percent (50%) of the book value of any undeveloped land.
Notwithstanding the foregoing, for purposes of determining Total Asset Value, to the extent the amount of Total Asset Value attributable to (a) the amount under clause (b) above would exceed 10% of Total Asset Value, such excess shall be excluded, (b) the amount under clause (c) and (g) above would exceed 15% of Total Asset Value, such excess shall be excluded, (c) the amount under clause (e) above would exceed 30% of Total Asset Value, such excess shall be excluded, (d) the amount under clause (f) above would exceed 15% of Total Asset Value, such excess shall be excluded, and (e) the amount under clauses (b), (c), (e), (f) and (g) above would exceed 30% of Total Asset Value, such excess shall be excluded.
“Total Funded Debt” means, as of any date, Consolidated Total Debt excluding intercompany Indebtedness, deferred income taxes, security deposits, accounts payable and accrued liabilities, and any prepaid rents, in each case determined in accordance with GAAP.
“Total Outstandings” means as of any date of determination, the aggregate Outstanding Amount of all Loans.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBOR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” has the meaning specified in Section 3.3(b).

“Unconsolidated Affiliate” means any Person in which a Company has an Equity Interest and whose financial results would not be consolidated under GAAP with the financial results of the Parent on the consolidated financial statements of the Parent.
“Unencumbered Adjusted NOI” means, for any period, the aggregate Adjusted NOI of all Unencumbered Properties excluding any Dark Property for such period.
“Unencumbered Asset Value” means without duplication, the sum of for each Unencumbered Property owned or ground leased for the Current Reporting Quarter, (i) an amount equal to (x) the Unencumbered Adjusted NOI attributable to such Unencumbered Property for such Current Reporting Quarter, annualized, divided by (ii) the Capitalization Rate.
“Unencumbered Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Unsecured Indebtedness of Parent and its Subsidiaries, divided by (b) Unencumbered Asset Value.
“Unencumbered Properties” means each Acceptable Property that either (a) is an Initial Unencumbered Property or (b) becomes an Unencumbered Property pursuant to Section 4.3, and “Unencumbered Property” means any one of the Unencumbered Properties.
“United States” and “U.S.” mean the United States of America.
“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness. Notwithstanding the foregoing, all Indebtedness which is secured by a pledge of equity interests only and is recourse to the Borrower or the Parent shall be deemed to be Unsecured Indebtedness.
“Unsecured Interest Coverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Unencumbered Adjusted NOI to (b) Unsecured Interest Expense.
“Unsecured Interest Expense” means, with respect to any period, Consolidated Interest Expense of the Parent and its Subsidiaries for such period attributable to Unsecured Indebtedness of the Parent and its Subsidiaries.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(e)(ii)(B)(III).
“Wells Fargo” means Wells Fargo Bank, National Association and its successors.
“WFS” means Wells Fargo Securities, LLC and its successors and assigns.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.3 Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Companies or to the determination of any amount for the Companies on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein, provided further that for all purposes in calculating consolidated covenants hereunder the Parent shall be deemed to own one hundred percent (100%) of the equity interests in the Borrower.
SECTION 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.6 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto.
SECTION 1.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.1 Committed Loans.
(a)Committed Loans. On the Closing Date, each Lender severally agrees to make a loan (each such loan, a “Committed Loan”) in the amount of such Lender’s Commitment subject to the terms and conditions set forth in this Agreement, including the limitations set forth in Section 2.1(b). The Commitments shall automatically and permanently terminate and be reduced to zero on the earlier of (i) 5:00 p.m. on the Closing Date and (ii) concurrently with the funding of the Committed Loans on the Closing Date.
(b)Committed Loan Limitations. Notwithstanding the provisions of Sections 2.1(a), after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, as in effect on the Closing Date, and (ii) the aggregate Loans advanced by any Lender shall not exceed such Lender’s Commitment, as in effect on the Closing Date. With respect to Committed Loans, subject to the other terms and conditions hereof, the Borrower may prepay under Section 2.5. Amounts repaid on the Committed Loans may not be reborrowed. Committed Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.
SECTION 2.2 Borrowings, Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then (I) so long as no Event of Default exists, the applicable Committed Loans shall be made as, or continued to, a LIBOR Loan of the same Type and with an Interest Period of one (1) month and (II) if an Event of Default exists, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Committed Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, then it will be deemed to have specified an Interest Period of one (1) month.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation or conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.1 and Section 5.2, the Administrative Agent shall make all funds so received available to the Borrower by 3:00 p.m. in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Committed Loans.
SECTION 2.3 Reserved.
SECTION 2.4 Reserved.
SECTION 2.5 Prepayments.
The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $25,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, then the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
SECTION 2.6 Incremental Term Loans.
(a)Reserved.
(b)Incremental Term Loans.
(i) Election. Provided there exists no Default upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Parent and the Borrower may from time to time, elect to enter into one or more tranches of term loans (“Additional Term Loans”) in an aggregate amount not exceeding $300,000,000 either by designating another bank or financial institution not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld) and/or by agreeing with an existing Lender or Lenders, in such Lender or Lenders’ absolute discretion, that such Lender shall make Additional Term Loans; provided that (i) any such election for Additional Term Loans shall be in a minimum amount of $10,000,000, and (ii) the Parent and the Borrower may make a maximum of three (3) such requests. Upon execution and delivery by the Borrower and such Lender or other bank or financial institution of an instrument in form and substance reasonably satisfactory to the Administrative Agent to effect such Additional Term Loans, including, as required, a new or amended Note, such existing Lender shall have a Loan as therein set forth or such bank or financial institution shall become a Lender with a Loan as therein set forth and all the rights and obligations of a Lender with such a Loan hereunder.
(ii) Effective Date. If Additional Term Loans are made in accordance with this Section 2.6(b), then the Administrative Agent, the Parent, and the Borrower shall determine the effective date (the “Increase Effective Date”) that such Additional Term Loans shall be made. The Administrative Agent shall promptly notify the Parent, the Borrower, and the Lenders of the Increase Effective Date.
(iii) Conditions to Effectiveness of Additional Term Loans. As a condition precedent to such Additional Term Loans, the Parent and the Borrower shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Parent or the Borrower (on behalf of each Loan Party) (i) certifying and attaching the resolutions adopted by such Parent and the Borrower (on behalf of each Loan Party) approving or consenting to such Additional Term Loans, and (ii) certifying that, before and after giving effect to such Additional Term Loans, (A) the representations and warranties contained in ARTICLE VI and the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.6, the representations and warranties contained in Section 6.5(b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.1(b), and (B) no Default exists.

The Borrower shall execute and provide new Notes to such Lenders as may request herewith.
(iv) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or Section 11.1 to the contrary.
(c)General. The Administrative Agent will promptly notify the Lenders of any notice of Additional Term Loans. Each Additional Term Loan shall be a Committed Loan hereunder.
SECTION 2.7 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.
SECTION 2.8 Interest.
(a)Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)
(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.9 Fees.
(a)The Borrower shall pay to the Lead Arrangers and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters (without duplication of fees otherwise referenced herein). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(b)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(c)Extension Fees. If the Maturity Date is being extended in accordance with Section 2.18, the Borrower shall pay to the Administrative Agent for the account of each Lender a fee equal to (i) 0.15% of such Lender’s Outstanding Amount in effect on the effective date of the first such extension and (ii) 0.20% of such Lender’s Outstanding Amount in effect on the effective date of the second such extension. Such fees shall be due and payable in full on and as a condition to the effective date of the applicable extension.
SECTION 2.10  Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to LIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11  Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such Note shall be in the form of Exhibit B (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
SECTION 2.12  Payments Generally; The Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The

Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. If and to the extent the Administrative Agent shall not make such payments to a Lender when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by the Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which the Administrative Agent makes such payments to such Lender. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)Clawback.
(i) Funding by the Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of LIBOR Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, then the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii) Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative

Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, within one (1) Business Day. If and to the extent the Administrative Agent shall not return such funds to a Lender when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by the Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which the Administrative Agent returns such funds to such Lender.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE V are not satisfied or waived in accordance with the terms hereof, then the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 11.4(d) are several and not joint. The failure of any Lender to make any Committed Loan or to make any payment under Section 11.4(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to make its payment under Section 11.4(d).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender, in its reasonable discretion, or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any applicable Law or regulation. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.
SECTION 2.13  Sharing of Payments by the Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) make such adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that the provisions of this Section shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
SECTION 2.14  Reserved.
SECTION 2.15  Reserved.
SECTION 2.16  Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 11.1.
(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.8 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender pursuant to Section 2.9 for any period during which that Lender is a Defaulting Lender), and the Borrower shall not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender.
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.17  Guaranties. Pursuant to the Parent Guaranty, the Parent shall unconditionally Guarantee in favor of the Administrative Agent, the Lenders and any Specified Derivatives Providers the full payment and performance of the Obligations. Pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty, the Parent and the Borrower shall cause each Subsidiary Guarantor to execute a Subsidiary Guaranty unconditionally guarantying in favor of the Administrative Agent, the Lenders and any Specified Derivatives Providers the full payment and performance of the Obligations; provided, however, that such Subsidiary Guaranty may be released and reinstated in accordance with its terms.
(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) concurrently with the delivery of each Compliance Certificate, with respect to any Person that became a Subsidiary of the Parent owning a direct or indirect interest in the Borrower since the date of the most recent Compliance Certificate or (y) substantially concurrently with any Subsidiary of the Parent (other than the Borrower) entering into any Guarantee of Indebtedness of the Parent, the Borrower or any Subsidiary of the Borrower owning directly or indirectly any Unencumbered Property, the Parent, the Borrower and such Subsidiary shall deliver to the Administrative Agent each of the following: (i) a joinder to the Subsidiary Guaranty executed by such Subsidiary, (ii) concurrently with the delivery of each Compliance Certificate a comprehensive list of all Guarantors, which identifies the joining and departing entities, and (iii) the items that would have been delivered under subsections (iii) and (v) of Section 5.1(a) if such Subsidiary had been a Subsidiary Guarantor on the Closing Date, in form and substance substantially consistent with such items delivered on the Closing Date or otherwise reasonably satisfactory to the Administrative Agent.
(b)The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Subsidiary Guarantor from the Guaranty so long as: (i) such Subsidiary Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a) (after giving effect to clause (ii) hereof); (ii) such Subsidiary Guarantor no longer Guarantees (or which Guarantee is being substantially concurrently released) any other Indebtedness of the Parent, the Borrower or any Subsidiary of the Borrower owning directly or indirectly any Unencumbered Property, (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 8.14; and (iv) the Administrative Agent shall have received such written request at least five (5) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Parent and the Borrower that the conditions set forth in the preceding sentence are or will be satisfied as of the requested date of release.
SECTION 2.18  Extension of Maturity Date. Subject to the terms of this Section 2.18, the Borrower shall have the right to extend the current Maturity Date by twelve (12) months by executing and delivering to the Administrative Agent at least ninety (90) days but not more than one hundred and eighty (180) days prior to the current Maturity Date, a written notice of such extension (an “Extension Notice”). The Administrative Agent shall forward to each Lender a copy of such Extension Notice delivered to the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions as of the date of the delivery of the certificate required pursuant to the next succeeding sentence, the Maturity Date shall be extended for twelve (12) months from the then effective Maturity Date: (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall or would exist and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents (provided that, for purposes of this clause (B), any representation or warranty which is qualified by materiality or “material adverse effect” or similar language shall be true and correct in all respects) and (y) the Borrower shall have paid the fees payable under Section 2.9(c). At the time of effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B). The Maturity Date may be extended only twice pursuant to this Section 2.18.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
SECTION 3.1 Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such

Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.1(c)(ii) below.
(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.1, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)Status of the Lenders; Tax Documentation.
(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.1, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection, the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction and discharge of all other Obligations.
SECTION 3.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Committed Loans to LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon LIBOR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon LIBOR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
SECTION 3.3 Changed Circumstances.
(a)Circumstances Affecting LIBOR Rate Availability. Subject to Section 3.3(b) hereof and anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;
(ii) the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of

LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or
(iii) the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;
then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not continue LIBOR Loans or convert Loans into LIBOR Loans and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Loan together with accrued interest thereon (subject to Section 11.09), on the last day of the then current Interest Period applicable to such LIBOR Loan; or (B) convert the then outstanding principal amount of each such LIBOR Loan to a Base Rate Loan as of the last day of such Interest Period
(b)Effect of Benchmark Transition Event.
(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that any such amendment with respect to an Early Opt-in Election will become effective on the date that the Borrower accepts the Required Lenders’ or the Administrative Agent’s request for an amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.3(b) will occur prior to the applicable Benchmark Transition Start Date.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Loan, or conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.
(v) Certain Defined Terms. As used in this Agreement:
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.25%, the Benchmark Replacement will be deemed to be 0.25% for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(A)in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(B)in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(A)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(B)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(C)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date agreed to by the Borrower and the Administrative Agent.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with this Section 3.3(b) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to this Section 3.3(b).
“Early Opt-in Election” means the occurrence of:
(A)(x) a determination by the Administrative Agent or (y) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.3(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(B)(x) the election by the Administrative Agent or (y) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been elected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
SECTION 3.4 Increased Costs; Reserves on LIBOR Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar assessment or requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrative Agent or any Lender (except any reserve requirement contemplated by Section 3.4(e));
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii) impose on the Administrative Agent or any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender, as applicable, of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), then the Borrower will pay to the Administrative Agent or such Lender, as applicable, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as applicable, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this

Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-(9-)month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Reserves on LIBOR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
SECTION 3.5 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.
SECTION 3.6 Mitigation Obligations; Replacement of the Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of the Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), the Borrower may replace such Lender in accordance with Section 11.13.
SECTION 3.7 Survival. All of the Borrower’s obligations under this ARTICLE III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
UNENCUMBERED PROPERTIES
SECTION 4.1 Initial Unencumbered Properties. As of the Closing Date, the Initial Unencumbered Properties shall consist of the Properties set forth on Schedule 4.1.
SECTION 4.2 Reserved.
SECTION 4.3 Notices of Qualification as an Unencumbered Property. The Borrower shall provide the Administrative Agent with a written notice of an Acceptable Property to be deemed an Unencumbered Property.
SECTION 4.4 Eligibility. In order for an Acceptable Property to be eligible for inclusion as an Unencumbered Property, such Acceptable Property shall satisfy the following requirements unless otherwise approved by the Required Lenders:

(a)no Material Title Defect with respect to such Acceptable Property shall exist;
(b)such Acceptable Property shall have reasonable access to public utilities; and
(c)such Acceptable Property shall not have any material defects.
SECTION 4.5 Reserved.
SECTION 4.6 Guaranty. An Acceptable Property shall not be deemed an Unencumbered Property until the applicable Subsidiary Guarantor shall have executed and delivered (or caused to be executed and delivered) to the Administrative Agent, for the benefit of the Lenders and any Specified Derivatives Providers, the Subsidiary Guaranty.
SECTION 4.7 Admission of New Unencumbered Properties. If, after the date of this Agreement, the Borrower has submitted to the Administrative Agent the notice contemplated by Section 4.3, then such Acceptable Property shall be deemed to be an Unencumbered Property.
SECTION 4.8 Reserved.
SECTION 4.9 Reserved.
SECTION 4.10 Exclusion Events. Each of the following events shall be an “Exclusion Event” with respect to an Unencumbered Property:
(a)such Unencumbered Property suffers a Material Environmental Event or a Material Title Defect after the date of this Agreement which the Administrative Agent determines, acting reasonably and in good faith, materially impairs the Unencumbered Asset Value or marketability of such Unencumbered Property;
(b)the Administrative Agent determines that such Unencumbered Property has suffered a Material Property Event after the date such Property was deemed an Unencumbered Property (or in the case of an uninsured Casualty, in respect of such Unencumbered Property, is reasonably likely to become a Material Property Event) which the Administrative Agent determines, acting reasonably and in good faith, materially impairs the Unencumbered Asset Value or marketability of such Unencumbered Property;
(c)a Lien for the performance of work or the supply of materials which is established against such Unencumbered Property, or any stop notice served on the owner of such Unencumbered Property, the Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service and such Lien has priority over any Loan previously or thereafter made under this Agreement;
(d)(i) any default by any Subsidiary Guarantor, as tenant under any applicable Acceptable Ground Lease, in the observance or performance of any material term, covenant, or condition of any applicable Acceptable Ground Lease on the part of such Subsidiary Guarantor to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or (ii) the leasehold estate created by any applicable Acceptable Ground Lease shall be surrendered or (iii) any applicable Acceptable Ground Lease shall cease to be in full force and effect or (iv) any applicable Acceptable Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or any of the material terms, covenants or conditions of any applicable Acceptable Ground Lease shall be modified, changed, supplemented, altered, or amended in any manner not otherwise permitted hereunder without the consent of the Administrative Agent; and
(e)the Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of any Subsidiary Guarantor that owns an Unencumbered Property free and clear of any Liens (other than Liens in favor of the Administrative Agent).
After the occurrence of any Exclusion Event, the Administrative Agent, at the direction of the Required Lenders in their sole discretion, shall have the right at any time and from time to time to notify the Borrower (the “Exclusion Notice”) that, effective ten (10) Business Days after the giving of such notice and for so long as such Exclusion Event exists, such Property shall no longer be considered an Unencumbered Property.
If the Administrative Agent delivers an Exclusion Notice and such Exclusion Event no longer exists, then the Borrower may give the Administrative Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Unencumbered Property shall be considered an Unencumbered Property as long as such Unencumbered Property meets all the requirements to be deemed an Unencumbered Property set forth in this ARTICLE IV. Any Property that is excluded from the Unencumbered Properties pursuant to this Section 4.10 may subsequently be reinstated as an Unencumbered Property, even if an Exclusion Event exists, upon such terms and conditions as the Required Lenders may approve.
Upon the occurrence of an Default under Section 8.11(a), the Borrower shall have the right to elect, upon written notice to the Administrative Agent, that the Lenders designate one or more Unencumbered Properties to be excluded as Unencumbered Properties in order to effect compliance with Section 8.11(a), with the Borrower thereafter having the right to elect to have any such Unencumbered Property thereafter deemed an Unencumbered Property, provided no Exclusion Event shall exist at such time with respect to such Unencumbered Property.
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
SECTION 5.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i) executed counterparts of this Agreement and the Guaranties sufficient in number for distribution to the Administrative Agent, each Lender, and the Borrower for each Initial Unencumbered Property;
(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date;
(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(vi) a favorable opinion of DLA Piper LLP (US), counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 5.2(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix) a duly completed Compliance Certificate as of the Closing Date, signed by a Responsible Officer of the Borrower;
(x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(xi) a Disbursement Instruction Agreement effective as of the Agreement Date;
(xii) the Borrower shall have provided to the Administrative Agent and each Lender the documentation and other information requested by the Administrative Agent or such Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) Business Days prior to the Closing Date;
(xiii) at least five days prior to the Closing Date, each Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Loan Party or such Subsidiary, in each case at least five (5) Business Days prior to the Closing Date;
(xiv) evidence that each of the Refinanced Term Loan Facilities has been or concurrently with the Closing Date is being terminated and any Liens securing obligations under such Refinanced Term Loan Facility have been or concurrently with the Closing Date are being released; and
(xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(b)Any fees required to be paid on or before the Closing Date shall have been paid.
(c)Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 5.2 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBOR Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 5.2, the representations and warranties contained in Section 6.5(b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.1(b).
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)After giving effect to such proposed Credit Extension, the Borrower shall be in compliance with Section 2.1(b).
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBOR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.2(a), (b), and (d) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:
SECTION 6.1 Existence, Qualification and Power; Compliance with Laws. The Parent, the Borrower and each Subsidiary Guarantor (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so would not have a Material Adverse Effect.
SECTION 6.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
SECTION 6.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except for those that have been obtained, taken or made, as the case may be, and those specified herein.
SECTION 6.4 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.
SECTION 6.5 Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent as of the date thereof and their results of operations for each period covered thereby in accordance with GAAP consistently applied throughout the each period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness required by GAAP to be reflected therein.
(b)The most recent unaudited consolidated balance sheet of the Parent delivered pursuant to Section 7.1(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)From and after the date of the Audited Financial Statements, and thereafter, from and after the date of the most recent financial statements delivered pursuant to Section 7.1(a) or Section 7.1(b), there has been no event or circumstance, either individually or in the aggregate, that has had or would have a Material Adverse Effect.
SECTION 6.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 6.6, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Company, of the matters described on Schedule 6.6, which change could reasonably be expected to have a Material Adverse Effect.
SECTION 6.7 No Default. No Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 6.8 Ownership of Property; Liens; Equity Interests. Each Subsidiary Guarantor has good record and marketable title in fee simple to, or valid leasehold interests in, all Unencumbered Properties necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each applicable Subsidiary Guarantor has good record and marketable fee simple title (or, in the case of Acceptable Ground Leases, a valid leasehold) to the Unencumbered Property owned by such Subsidiary Guarantor, subject only to Liens permitted by Section 8.1. All of the outstanding Equity Interests in each Subsidiary Guarantor have been validly issued, are fully paid and non-assessable and are owned by the applicable holders free and clear of all Liens (other than Liens permitted by Section 8.1).

SECTION 6.9 Environmental Compliance.
(a)The Companies conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent and the Borrower have reasonably concluded that, except as specifically disclosed in Schedule 6.9, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)After due inquiry in accordance with good commercial or customary practices to determine whether Contamination is present on any Property, without regard to whether the Administrative Agent or any Lender has or hereafter obtains any knowledge or report of the environmental condition of such Property, except as may be indicated in environmental reports delivered to the Administrative Agent and except to the extent the same could not reasonably be expected to have a Material Adverse Effect: (i) such Property has not been used (A) for landfilling, dumping, or other waste or Hazardous Material disposal activities or operations, or (B) for generation, storage, use, sale, treatment, processing, or recycling of any Hazardous Material, or for any other use that has resulted in Contamination, and in each case, to each Company’s knowledge, no such use on any adjacent property occurred at any time prior to the date hereof; (ii) there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on any Property; (iii) no Company has received any notice of, or has knowledge of, any Environmental Claim or any completed, pending, proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on any Property or any adjacent property or concerning whether any condition, use or activity on any Property or any adjacent property is in violation of any Environmental Requirement; (iv) the present conditions, uses, and activities on each Property do not violate any Environmental Requirement and the use of any Property which any Company (and each tenant and subtenant) makes and intends to make of any Property complies and will comply with all applicable Environmental Requirements; (v) no Property appears on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state, or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; (vi) no Company has ever applied for and been denied environmental impairment liability insurance coverage relating to any Property; (vii) no Company has, nor, to any Company’s knowledge, have any tenants or subtenants, obtained any permit or authorization to construct, occupy, operate, use, or conduct any activity on any Property by reason of any Environmental Requirement; and (viii) to any Company’s knowledge, there are no underground or aboveground storage tanks on such Property.
SECTION 6.10  Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.
SECTION 6.11  Taxes. The Companies have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or which would not result in a Material Adverse Effect. There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

SECTION 6.12  ERISA Compliance.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Parent and the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status. The Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)There are no pending or, to the best knowledge of the Parent and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would have a Material Adverse Effect.
(c)(i) No ERISA Event has occurred, and neither the Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that would constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most-recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Parent nor any ERISA Affiliate knows of any facts or circumstances that would cause the funding target attainment percentage for any such plan to drop below 60% as of the most-recent valuation date; (iv) neither the Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, in each case, that would result in a liability, individually, or in the aggregate, in excess of the Threshold Amount.
(d)As of the Closing Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.
SECTION 6.13  Subsidiaries; Equity Interests. As of the Closing Date, the Parent and the Borrower have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Company in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens. As of the Closing Date, neither the Parent nor the Borrower has any direct or indirect Equity Interests in any other Person other than those specifically disclosed in Part (b) of Schedule 6.13. All of the outstanding Equity Interests in each Subsidiary Guarantor have been validly issued, are fully paid and non-assessable and are owned by the applicable holders in the amounts specified on Part (c) of Schedule 6.13 free and clear of all Liens.
SECTION 6.14  Margin Regulations; Investment Company Act.
(a)Neither the Parent nor the Borrower is engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of the Parent, the Borrower, any Person Controlling the Borrower, or any other Company is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 6.15  Disclosure.
(a)The Parent and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Company is subject, and all other matters known to them, that, individually or in the aggregate, would have a Material Adverse Effect. The reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of any Company to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, and (b) with respect to any lease abstracts provided by the Borrower, to the best of the Borrower’s knowledge, same will not contain any material misstatement of fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 6.16  Compliance with Laws. Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not have a Material Adverse Effect.
SECTION 6.17  Taxpayer Identification Number. As of the date hereof, each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.2.
SECTION 6.18  Intellectual Property; Licenses, Etc. Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except, in each case, where the failure to do so would have a Material Adverse Effect.

To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person except where such infringement would not have a Material Adverse Effect. Except as specifically disclosed in Schedule 6.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, would have a Material Adverse Effect.
SECTION 6.19  Reserved.
SECTION 6.20  Solvency. No Loan Party (a) has entered into the transaction or executed this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) has not received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to any Loan, the fair saleable value of the Loan Parties’ assets, taken as a whole, exceeds and will, immediately following the making of any such Loan, exceed the Loan Parties’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The Loan Parties’ assets, taken as a whole, do not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted, nor will their assets constitute unreasonably small capital immediately following the making of any Loan. The Loan Parties do not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of obligations of the Loan Parties). No petition under any Debtor Relief Laws has been filed against any Loan Party in the last seven (7) years, and neither the Borrower nor any other Loan Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party is contemplating either the filing of a petition by it under any Debtor Relief Laws or the liquidation of all or a major portion of its assets or property (except for dispositions permitted hereunder), and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it or any other Loan Party.
SECTION 6.21  REIT Status of the Parent. The Parent qualified as a REIT commencing with its taxable year ending December 31, 2014 and will remain qualified in each taxable year thereafter.
SECTION 6.22  Labor Matters. There is (a) no significant unfair labor practice complaint pending against any Company or, to the best of each Company’s knowledge, threatened against any Company, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Company or, to best of any Company’s knowledge, threatened against any Company which, in either case, would result in a Material Adverse Effect, and (b) no significant strike, labor dispute, slowdown or stoppage is pending against any Company or, to the best of any Company’s knowledge, threatened against any Company which would result in a Material Adverse Effect.
SECTION 6.23  Ground Lease Representation.
(a)The applicable Subsidiary Guarantor has delivered to the Administrative Agent true and correct copies of each Acceptable Ground Lease to the extent requested by the Administrative Agent.
(b)Each Acceptable Ground Lease is in full force and effect.

SECTION 6.24  Unencumbered Properties. To the Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect:
(a)Each Unencumbered Property complies with all Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property. No Loan Party has received any notice or claim from any Person that an Unencumbered Property, or any use, activity, operation, or maintenance thereof or thereon, is not in compliance with any Law, and has no knowledge of any such noncompliance except as disclosed in writing to the Administrative Agent;
(b)The Loan Parties have not directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to an Unencumbered Property, including those arising under any zoning or property use ordinance or other Laws;
(c)All utility services necessary for the use of each Unencumbered Property and the operation thereof for their intended purpose are available at each Unencumbered Property;
(d)The current use of each Unencumbered Property complies in all material respects with all applicable zoning ordinances, regulations, and restrictive covenants affecting such Unencumbered Property, all use restrictions of any Governmental Authority having jurisdiction have been satisfied; and
(e)No Unencumbered Property is the subject of any pending or, to any Loan Party’s knowledge, threatened Condemnation or material adverse zoning proceeding for which the Administrative Agent has not been notified in accordance with Section 7.3(f).
SECTION 6.25  OFAC. No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Lead Arrangers or the Administrative Agent) of Sanctions. Each Loan Party, their respective officers and, to the knowledge of the Parent and the Borrower, its respective directors, employees and agents and any Related Party, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Credit Extension, use of the proceeds of any Credit Extension, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Neither the making of the Credit Extensions hereunder nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Each Loan Party is in compliance in all material respects with the Patriot Act.
SECTION 6.26  EEA Financial Institutions. No Loan Party is an Affected Financial Institution.
ARTICLE VII
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:
SECTION 7.1 Financial Statements. Each of the Parent and the Borrower shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of the Parent (or, if earlier, fifteen (15) days after the date required to be filed with the SEC without giving effect to any extension permitted by the SEC) (commencing with the fiscal year ending December 31, 2020, a consolidated balance sheet of the Parent as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)as soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent (or, if earlier, five (5) days after the date required to be filed with the SEC) (commencing with the fiscal quarter ending March 31, 2020), a consolidated balance sheet of the Parent, the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes
As to any information contained in materials furnished pursuant to Section 7.2, the Parent and the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent and the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
SECTION 7.2 Certificates; Other Information.
Each of the Parent and the Borrower shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower (which delivery may, unless the

Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or e-mail and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)promptly after any request by the Administrative Agent, copies of any detailed audit opinions or review reports submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent;
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of publicly-held debt securities of the Parent or the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.1 or any other clause of this Section 7.2;
(e)promptly, and in any event within five (5) Business Days after receipt thereof by the Parent or the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Company unless restricted from doing so by such agency; and
(f)promptly, such additional information regarding the business, financial or corporate affairs of the Parent or the Borrower or any Unencumbered Property, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower (A) files any such document with the Securities and Exchange Commission’s EDGAR system (or any successor thereto) in a manner accessible to the public at large or (B) posts such documents, or provides a link thereto on the Parent and the Borrower’s website on the Internet at the website address listed on Schedule 11.2; or (ii) on which such documents are posted on the Parent and the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent and the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Parent and the Borrower hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Parent and the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, the Borrower or their Affiliates, or the respective Equity Interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ Equity Interests. The Parent and the Borrower hereby agree that (w) all the Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” the Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent and the Borrower or their Equity Interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.7); (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
SECTION 7.3 Notices. Each of the Parent and the Borrower shall, upon becoming aware of same, promptly notify the Administrative Agent who shall notify each Lender:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to have a Material Adverse Effect;
(c)of the occurrence of any ERISA Event which has resulted or would result in liabilities of any Company in an aggregate amount in excess of the Threshold Amount;
(d)of any material litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against any Unencumbered Property, and any material development therein;
(e)of any announcement by Moody’s, Fitch or S&P of any change in a Debt Rating or in its “outlook” with respect to a Debt Rating;
(f)of any actual or threatened in writing Condemnation or zoning proceeding of any portion of any Unencumbered Property, any negotiations with respect to any such taking, or any material loss of or substantial damage to any Unencumbered Property, in each case, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect;
(g)of any Casualty with respect to any Unencumbered Property except to the extent that the same could not reasonably be expected to have a Material Adverse Effect;
(h)of any material permit, license, certificate or approval required with respect to any Unencumbered Property that lapses or ceases to be in full force and effect or any claim from any person that any Unencumbered Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law, in each case, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect;
(i)of any material change in accounting policies or financial reporting practices by any Company; and

(j)of any labor controversy pending or threatened against any Company, and any material development in any labor controversy except to the extent that the same could not reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 7.3 shall be accompanied by a statement of a Responsible Officer of the Parent and the Borrower setting forth details of the occurrence referred to therein and stating what action the Parent and/or the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 7.4 Payment of Obligations. Each of the Parent and the Borrower shall, and shall cause each other Loan Party to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon a Loan Party or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property other than Liens of the type permitted under Sections 8.1(a) through (g); and (c) all Indebtedness, as and when due and payable except, in each case, where the failure to do so would not result in a Material Adverse Effect.
SECTION 7.5 Preservation of Existence, Etc. Each of the Parent and the Borrower shall, and shall cause each other Loan Party to (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.4; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect; and (c) preserve or renew all of its IP Rights, the non-preservation of which would have a Material Adverse Effect.
SECTION 7.6 Maintenance of Properties. Each of the Parent and the Borrower shall, and shall cause each other Company to (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition except to the extent the failure to do so would not result in a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its (i) Unencumbered Properties, and, (ii) as to its other Properties except where the failure to do so would not have a Material Adverse Effect; and (d) keep the Unencumbered Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Unencumbered Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted) except where the failure to do so would not have a Material Adverse Effect.
SECTION 7.7 Maintenance of Insurance. Each of the Parent and the Borrower shall, and shall cause each other Company to, maintain with financially sound and reputable insurance companies not Affiliates of any Company, insurance (including flood insurance if available or required) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 7.8 Compliance with Laws; Beneficial Ownership Regulations. Each of the Parent and the Borrower shall, and shall cause each other Subsidiary Guarantor to, (a) comply in all material respects with the requirements of all Laws (including without limitation Anti-Corruption Laws and applicable Sanctions) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not have a Material Adverse Effect, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
SECTION 7.9 Books and Records. Each of the Parent and the Borrower shall, and shall cause each other Company to: (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Company, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Company, as the case may be.
SECTION 7.10  Inspection Rights. Subject to the rights of tenants, each of the Parent and the Borrower shall, and shall cause each other Loan Party to, permit representatives and independent contractors of the Administrative Agent and each Lender, at the expense of the Administrative Agent or such Lender, to visit and inspect and photograph any Unencumbered Property and any of its other properties, to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the applicable Loan Party and no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing; provided that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, subject to the rights of tenants. Any inspection or audit of the Unencumbered Properties or the books and records, including recorded data of any kind or nature, regardless of the medium of recording including software, writings, plans, specifications and schematics of any Loan Party, or the procuring of documents and financial and other information, by the Administrative Agent on behalf of itself or on behalf of the Lenders shall be for the Administrative Agent’s and the Lenders’ protection only, and shall not constitute any assumption of responsibility to any Loan Party or anyone else with regard to the condition, construction, maintenance or operation of the Unencumbered Properties nor the Administrative Agent’s approval of any certification given to the Administrative Agent nor relieve any Loan Party of the Borrower’s or any other Loan Party’s obligations.
SECTION 7.11  Use of Proceeds. Each of the Parent and the Borrower shall, and shall cause each other Company to, use the proceeds of the Credit Extensions (a) to finance the acquisition of Properties, (b) to pay operating and leasing expenses with respect to its Properties, and (c) for general corporate purposes, in each case, not in contravention of any Law or of any Loan Document.

SECTION 7.12  Environmental Matters. Each of the Parent and the Borrower shall, and shall cause each other Loan Party to:
(a)Violations; Notice to the Administrative Agent. Use reasonable efforts to:
(i) Keep the Unencumbered Properties free of Contamination, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect;
(ii) Promptly deliver to the Administrative Agent a copy of each report pertaining to any Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to a material violation of any Environmental Requirement to the extent that the same could reasonably be expected to have a Material Adverse Effect; and
(iii) As soon as practicable advise the Administrative Agent in writing of any Environmental Claim or of the discovery of any Contamination on any Unencumbered Property that could reasonably be expected to have a Material Adverse Effect, as soon as any Loan Party first obtains knowledge thereof, including a description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.
(b)Site Assessments and Information. If the Parent or the Borrower fails to comply with Section 7.12(a) or if any other Event of Default shall have occurred and be continuing, then if requested by the Administrative Agent, at the Borrower’s expense, deliver to the Administrative Agent from time to time, but no more frequently than once per calendar year unless an Event of Default exists, in each case within seventy five (75) days after the Administrative Agent’s request, an Environmental Assessment (hereinafter defined) made after the date of the Administrative Agent’s request. As used in this Agreement, the term “Environmental Assessment” means a report of an environmental assessment of any or all Unencumbered Properties and of such scope so as to be compliant with the guidelines established by the ASTM (including the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Administrative Agent may reasonably request to be performed by a licensed environmental consulting firm reasonably acceptable to the Administrative Agent. Each applicable Loan Party shall cooperate with each consulting firm making any such Environmental Assessment and shall supply to the consulting firm all information available to such Loan Party to facilitate the completion of the Environmental Assessment. If any Loan Party fails to furnish the Administrative Agent within thirty (30) days after the Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Loan Party fails to furnish to the Administrative Agent such Environmental Assessment within seventy five (75) days after the Administrative Agent’s request, upon written notice to the Parent and the Borrower, the Administrative Agent may cause any such Environmental Assessment to be made at the Borrower’s expense and risk. Subject to the rights of tenant, the Administrative Agent and its designees are hereby granted access to the Unencumbered Properties upon written notice, and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. The Administrative Agent may disclose to any Governmental Authority, to the extent required by applicable law, any information the Administrative Agent ever has about the environmental condition or compliance of the Unencumbered Properties, but shall be under no duty to disclose any such information except as may be required by Law. The Administrative Agent shall be under no duty to make any Environmental Assessment of the Unencumbered Properties, and in no event shall any such Environmental Assessment by the Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on the Unencumbered Properties, or that there has been or shall be compliance with any Environmental Requirement, nor shall any Company or any other Person be entitled to rely on any

Environmental Assessment made by the Administrative Agent or at the Administrative Agent’s request but the Administrative Agent shall deliver a copy of such report to the Parent and the Borrower. Neither the Administrative Agent nor any Lender owes any duty of care to protect any Company or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Unencumbered Properties.
(c)Remedial Actions. If any Contamination which could reasonably be expected to have a Material Adverse Effect is discovered on any Unencumbered Property at any time and regardless of the cause, (i) promptly at the applicable Loan Parties’ sole expense, remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements in addition to taking such other action as is necessary to have the full use and benefit of such Unencumbered Property as contemplated by the Loan Documents, and provide the Administrative Agent with satisfactory evidence thereof; and (ii) if reasonably requested by the Administrative Agent, provide to the Administrative Agent within thirty (30) days of the Administrative Agent’s request a bond, letter of credit, or other financial assurance, including self-assurance, evidencing to the Administrative Agent’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by the preceding clause (i) and to discharge any assessments or liens established against such Unencumbered Property as a result of the presence of the Hazardous Material on the Unencumbered Property. After completion of such remedial actions, the applicable Loan Party shall promptly request regulatory approval, take all reasonable measures to expedite issuance of such approval and upon receipt thereof deliver to the Administrative Agent a letter indicating that no further action is required with respect to the applicable Unencumbered Property or similar confirmation by the applicable regulator that all required remedial action as stated above has been taken and successfully completed to the satisfaction of the applicable regulator. The Loan Parties shall not be deemed to have satisfied their remedial obligations under this provision until they have provided the Administrative Agent such confirmation.
SECTION 7.13  Ground Leases. Solely with respect to Unencumbered Property, each of the Parent and the Borrower shall, and shall cause each other Loan Party to:
(a)Diligently perform and observe in all material respects all of the terms, covenants, and conditions of any Acceptable Ground Lease as tenant under such Acceptable Ground Lease; and
(b)Promptly notify the Administrative Agent of (i) the giving to the applicable Subsidiary Guarantor of any notice of any default by such Subsidiary Guarantor under any Acceptable Ground Lease and deliver to the Administrative Agent a true copy of each such notice within five (5) Business Days of such Subsidiary Guarantor’s receipt thereof, and (ii) any bankruptcy, reorganization, or insolvency of the landlord under any Acceptable Ground Lease or of any notice thereof, and deliver to the Administrative Agent a true copy of such notice within five (5) Business Days of the applicable Subsidiary Guarantor’s receipt.
(c)Exercise any individual option to extend or renew the term of an Acceptable Ground Lease upon demand by the Administrative Agent made at any time within thirty (30) days prior to the last day upon which any such option may be exercised, and each applicable Subsidiary Guarantor hereby expressly authorizes and appoints the Administrative Agent as its attorney-in-fact to exercise any such option in the name of and upon behalf of such Subsidiary Guarantor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.
If the applicable Subsidiary Guarantor shall default in the performance or observance of any term, covenant, or condition of any Acceptable Ground Lease on the part of such Subsidiary Guarantor and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, then the Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants, and conditions of such Acceptable Ground Lease on the part of such Subsidiary Guarantor to be performed or observed on behalf of such Subsidiary Guarantor, to the end that the rights of such Subsidiary Guarantor in, to, and under such Acceptable Ground Lease shall be kept unimpaired and free from default. If the landlord under any Acceptable Ground Lease shall deliver to the Administrative Agent a copy of any notice of default under such Acceptable Ground Lease, then such notice shall constitute full protection to the Administrative Agent for any action taken or omitted to be taken by the Administrative Agent, in good faith, in reliance thereon.
SECTION 7.14  Unencumbered Properties.
(a)Except where the failure to comply with any of the following would not have a Material Adverse Effect, each of the Parent and the Borrower shall, and shall use commercially reasonable efforts to cause each other Loan Party or the applicable tenant, to:
(i) Pay all real estate and personal property taxes, assessments, water rates or sewer rents, ground rents, maintenance charges, impositions, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Unencumbered Property, now or hereafter levied or assessed or imposed against any Unencumbered Property or any part thereof (except those which are being contested in good faith by appropriate proceedings diligently conducted);
(ii) Promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Unencumbered Property (except those which are being contested in good faith by appropriate proceedings diligently conducted), and in any event never permit to be created or exist in respect of any Unencumbered Property or any part thereof any other or additional Lien or security interest other than Liens permitted by Section 8.1; and
(iii) Operate the Unencumbered Properties in a good and workmanlike manner and in all material respects in accordance with all Laws in accordance with such Loan Party’s prudent business judgment.
(b)Except where the failure would not have a material and adverse effect on the value of the Unencumbered Properties, taken as whole, each of the Parent and the Borrower shall, and shall cause each other Loan Party to, to the extent owned and controlled by a Loan Party, preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to each Unencumbered Property.
ARTICLE VIII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

SECTION 8.1 Liens. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Unencumbered Property, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof and listed on Schedule 8.1;
(c)Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(g)Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(i);
(h)the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;
(i)Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Leases Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases;
(j)Liens securing obligations in the nature of the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(k)all Liens, encumbrances and other matters disclosed in any owner’s title insurance policies or other title reports and updated thereof accepted by the Administrative Agent; and
(l)such other title and survey exceptions as the Administrative Agent has approved in writing in the Administrative Agent’s reasonable discretion.

SECTION 8.2 Indebtedness. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness outstanding on the date hereof and listed on Schedule 8.2 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(c)Guarantees of (i) the Borrower or the Parent in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor, (ii) the Parent or the Borrower, in respect of Indebtedness otherwise permitted hereunder of any Non-Guarantor Subsidiary if, in the case of any Guarantee pursuant to this clause (ii), (x) no Default shall exist immediately before or immediately after the making of such Guarantee, and (y) there exists no violation of the financial covenants set forth in Section 8.14 hereunder on a pro forma basis after the making of such Guarantee, and (iii) Non-Guarantor Subsidiaries made in the ordinary course of business;
(d)obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
(e)Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8.1(i), and unsecured Indebtedness in the form of trade payables incurred in the ordinary course of business; and
(f)Indebtedness of the Borrower or the Parent incurred or assumed after the date hereof that is either unsecured or is secured by Liens on assets of the Parent or the Borrower (other than any Unencumbered Property or the Equity Interests in any Loan Party); provided, such Indebtedness shall be permitted under this Section 8.2(f) only if: (i) no Default shall exist immediately before or immediately after the incurrence or assumption of such Indebtedness, and (ii) there exists no violation of the financial covenants set forth in Section 8.14 hereunder on a pro forma basis after the incurrence or assumption of such Indebtedness.
SECTION 8.3 Investments. Neither the Parent nor the Borrower shall have and shall not permit the Companies’ to have any Investments other than:
(a)Investments in the form of cash or Cash Equivalents;
(b)Investments existing on the date hereof and set forth on Schedule 6.13;
(c)advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(d)Investments of the Guarantor and the Borrower in the form of Equity Interests and investments of the Borrower in any wholly-owned Subsidiary, and Investments of the Borrower directly in, or of any wholly-owned Subsidiary in another wholly-owned Subsidiary which owns, real property assets which are functional industrial, manufacturing, warehouse/distribution and/or office properties located within the United States, provided in each case the Investments held by the Borrower or Subsidiary are in accordance with the provisions of this Section 8.3 other than this Section 8.3(d);
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(f)Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates;
(g)Investments in mortgages and mezzanine loans;
(h)Investments in unimproved land holdings and Construction in Progress;
(i)Investments by the Parent for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent or the Borrower now or hereafter outstanding to the extent permitted under Section 8.6 below; and
(j)Other Investments not to exceed at any time ten percent (10%) of Total Asset Value.
SECTION 8.4 Fundamental Changes. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default has occurred and is continuing or would result therefrom:
(a)any Loan Party (other than the Parent or the Borrower) may merge with (i) the Parent or the Borrower, provided that the Parent or the Borrower, as applicable, shall be the continuing or surviving Person, or (ii) any other Loan Party, or (iii) any other Person, provided that if it owns an Unencumbered Property and is not the surviving entity, then such Property shall cease to be an Unencumbered Property;
(b)any Loan Party (other than the Parent or the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party;
(c)any Loan Party may Dispose of a Property owned by such Loan Party in the ordinary course of business and for fair value; and
(d)the Parent or the Borrower may merge or consolidate with another Person so long as either the Parent or the Borrower, as the case may be, is the surviving entity, shall remain in pro forma compliance with the covenants set forth in Section 8.14 below after giving effect to such transaction, and the Borrower shall have given the Administrative Agent at least fifteen (15) Business Days’ prior written notice of such merger or consolidation, such notice to include a certification as to the pro forma compliance referenced above, with the Borrower agreeing to provide such other financial information as the Administrative Agent shall reasonably request in order to verify such pro forma compliance.
Nothing in this Section shall be deemed to prohibit the sale or leasing of Property or portions of Property in the ordinary course of business.

SECTION 8.5 Dispositions. Each of the Parent, the Borrower or any Loan Party shall not make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)Dispositions of inventory in the ordinary course of business;
(c)Any other Dispositions of Properties or other assets in an arm’s length transaction; provided that the Borrower and the Parent will remain in pro forma compliance with the covenants set forth in Section 8.14 after giving effect to such transaction.
SECTION 8.6 Restricted Payments. Each of the Parent and the Borrower shall not, nor shall it permit any other Company to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment other than (a) Minimum Distributions, (b) Restricted Payments made by any Company to the Borrower or the Parent, or (c) provided no Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom, other Restricted Payments.
SECTION 8.7 Change in Nature of Business. Except for Investments permitted under Section 8.3, each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.
SECTION 8.8 Transactions with Affiliates. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, enter into any transaction of any kind with any Affiliate of a Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
SECTION 8.9 Burdensome Agreements. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that directly or indirectly prohibits any Company from (a) creating or incurring any Lien on any Unencumbered Property unless simultaneously therewith such Unencumbered Property ceases to be an Unencumbered Property, other than restrictions or conditions set forth in the Note Purchase Agreements, the Credit Agreements and, to the extent such restrictions or conditions are customary for such Indebtedness, any other agreements governing Indebtedness permitted under Section 8.2, in each case, which restrictions are no more restrictive, taken as a whole than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of the Borrower, (b) other than restrictions or conditions set forth in the Note Purchase Agreements, the Credit Agreements and, to the extent such restrictions or conditions are customary for such Indebtedness, any other agreements governing Indebtedness permitted under Section 8.2, in each case, which restrictions are no more restrictive, taken as a whole than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of the Borrower, limiting the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.3(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (c) requiring the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
SECTION 8.10  Use of Proceeds. Each of the Parent and the Borrower shall not, nor shall it permit any other Company to, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. The Borrower shall not request any Credit Extension, shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.
SECTION 8.11  Unencumbered Properties; Ground Leases. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly:
(a)Use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Unencumbered Properties by any tenant, in any manner which violates any Law or which constitutes a public or private nuisance in any manner which would have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 7.7 commercially unreasonable (including by way of increased premium);
(b)[Reserved];
(c)Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (i) impose any material easement, restrictive covenant, or encumbrance upon any Unencumbered Property, (ii) execute or file any subdivision plat or condominium declaration affecting any Unencumbered Property, or (iii) consent to the annexation of any Unencumbered Property to any municipality;
(d)Do any act, or suffer to be done any act by any Company or any of its Affiliates, which would reasonably be expected to materially decrease the value of any Unencumbered Property (including by way of negligent act);
(e)[Reserved];
(f)Allow there to be fewer than twenty-five (25) Unencumbered Properties as of any date of determination;
(g)Allow the Total Asset Value of the Unencumbered Properties to be less than One Hundred Fifty Million Dollars ($150,000,000.00);
(h)Without the prior consent of the Lenders (which consent shall not be unreasonably withheld or delayed), surrender the leasehold estate created by any Acceptable Ground Lease or terminate or cancel any Acceptable Ground Lease or materially modify, change, supplement, alter, or amend any Acceptable Ground Lease, either orally or in writing, in each case, to the extent such event would reasonably be expected to be materially adverse to the interests of the Lenders; and

(i)Enter into any Contractual Obligations related to any Unencumbered Property providing for the payment a management fee (or any other similar fee) to anyone other than a Company if, with respect thereto, the Administrative Agent has reasonably required that such fee be subordinated to the Obligations in a manner satisfactory to the Administrative Agent, and an acceptable subordination agreement has not yet been obtained.
SECTION 8.12  Environmental Matters. Each of the Parent and the Borrower shall not knowingly directly or indirectly:
(a)Cause, commit, permit, or allow to continue (i) any violation of any Environmental Requirement by or with respect to any Unencumbered Property or any use of or condition or activity on any Unencumbered Property, or (ii) the attachment of any environmental Liens on any Unencumbered Property, in each case, that could reasonably be expected to have a Material Adverse Effect;
(b)Place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material on any Unencumbered Property in any manner that could reasonably be expected to have a Material Adverse Effect; and
(c)Use any Hazardous Material on any Unencumbered Property except in such a manner which could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.13 Negative Pledge; Indebtedness. Each of the Parent and the Borrower shall not permit:
(a)The Equity Interests of the Borrower held by the Parent to be subject to any Lien.
(b)Any Person (other than the Parent or the Borrower) that directly or indirectly owns Equity Interests in any Subsidiary Guarantor to (i) incur any Indebtedness (whether Recourse Indebtedness or Non-Recourse Indebtedness) (other than Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness), (ii) provide Guarantees to support Indebtedness (other than Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness), or (iii) have its Equity Interests subject to any Lien or other encumbrance (other than in favor of the Administrative Agent).
(c)Any Subsidiary Guarantor that owns an Unencumbered Property to (i) incur any Indebtedness (whether Recourse Indebtedness or Non-Recourse Indebtedness) (other than the Obligations, Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness) or (ii) provide Guarantees to support Indebtedness (other than the Obligations, Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness).
SECTION 8.14 Financial Covenants. The Parent shall not, directly or indirectly, permit:
(a)Maximum Consolidated Leverage Ratio. As of the last day of any fiscal quarter, the Consolidated Leverage Ratio to exceed sixty percent (60%); provided that, if any Material Acquisition shall occur and the Consolidated Leverage Ratio shall have been less than sixty percent (60%) for at least one full fiscal quarter immediately preceding the proposed Consolidated Leverage Ratio Covenant Holiday, then, at the election of the Borrower upon delivery of prior written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 7.2(a), and provided that no Default or Event of Default shall have occurred and be continuing, the maximum Consolidated Leverage Ratio covenant level shall be increased to sixty-five (65%) for the fiscal quarter in which such Material Acquisition is consummated and the three (3) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition is consummated (any such increase a “Consolidated Leverage Ratio Covenant Holiday”); provided further that not more than two (2) Consolidated Leverage Ratio Covenant Holidays may be elected by the Borrower during the term of this Agreement;
(b)Maximum Secured Leverage Ratio. As of the last day of any fiscal quarter, the Secured Leverage Ratio to exceed forty percent (40%);
(c)Maximum Unencumbered Leverage Ratio. As of the last day of any fiscal quarter, the Unencumbered Leverage Ratio to exceed sixty percent (60%); provided that, if any Material Acquisition shall occur and the Unencumbered Leverage Ratio shall have been less than sixty percent (60%) for at least one full fiscal quarter immediately preceding the proposed Unencumbered Leverage Ratio Covenant Holiday, then, at the election of the Borrower upon delivery of prior written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 7.2(a), and provided that no Default or Event of Default shall have occurred and be continuing, the maximum Unencumbered Leverage Ratio covenant level shall be increased to sixty-five (65%) for the fiscal quarter in which such Material Acquisition is consummated and the three (3) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition is consummated (any such increase an “Unencumbered Leverage Ratio Covenant Holiday”); provided further that not more than two (2) Unencumbered Leverage Ratio Covenant Holidays may be elected by the Borrower during the term of this Agreement;
(d)[Reserved];
(e)Minimum Fixed Charge Ratio. As of the last day of any fiscal quarter, the Fixed Charge Ratio for the Parent, on a consolidated basis, for the fiscal quarter then ended, annualized, to be less than or equal to 1.5 to 1.0; and
(f)Minimum Unsecured Interest Coverage Ratio. As of the last day of any fiscal quarter, the Unsecured Interest Coverage Ratio for the Parent, on a consolidated basis, for the fiscal quarter then ended, annualized, to be less than or equal to 1.75 to 1.00.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

SECTION 9.1 Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest on any Loan due hereunder, except that there shall be no grace period for interest due on any applicable Maturity Date, or (iii) within ten (10) days after notice from the Administrative Agent, any other amount payable to the Administrative Agent or any Lender hereunder or under any other Loan Document except that there shall be no grace period for any amount due on any Maturity Date; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.11 or Article VIII (other than Sections 8.11 (a) and (c), or 8.13) or the Parent fails to perform or observe any term, covenant or agreement contained in the Parent Guaranty or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in the Subsidiary Guaranty; or

(c)Performance. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.1, Section 7.2, or Section 7.3, and such failure continues unremedied for ten (10) Business Days after such failure has occurred; or
(d)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b), or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier of notice from the Administrative Agent or the actual knowledge of the Loan Party, and in the case of a default that cannot be cured within such thirty (30) day period despite the Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of the Borrower’s receipt of the Administrative Agent’s original notice, then the Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from the Borrower’s receipt of the Administrative Agent’s original notice, subject in each instance to the Borrower’s remedial rights under Section 7.12(c); or
(e)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made and shall not be cured or remedied so that such representation, warranty, certification or statement of fact is no longer incorrect or misleading within ten (10) days after the earlier of notice from the Administrative Agent or the actual knowledge of any Loan Party thereof; or
(f)Cross-Default. (i) Any Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace periods, in respect of any Indebtedness or Guarantee (other than (x) Indebtedness hereunder, and (y) Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or more than the Threshold Amount to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Company is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Company is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Company as a result thereof is greater than the Threshold Amount; or
(g)Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(h)Inability to Pay Debts; Attachment. (i) the Parent or the Borrower becomes unable to pay its debts as they become due, or any Loan Party admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Loan Party and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(i)Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(j)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would result in liability of any Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(k)Invalidity of Loan Documents. Any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in all material respects; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, except as expressly permitted hereunder; or
(l)REIT Status of the Parent. The Parent ceases to be treated as a REIT or the Parent Shares shall fail to be listed and traded on the New York Stock Exchange; or
(m)Change of Control. There occurs any Change of Control.
SECTION 9.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
SECTION 9.3 Application of Funds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under ARTICLE III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and other Obligations, ratably among the Lenders, in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting (x) unpaid principal of the Loans and (y) payment obligations then owing to the Administrative Agent, any Lender, or any Affiliate of the Administrative Agent or any Lender (“Specified Derivatives Providers”) arising from, by virtue of, or pursuant to any Swap Contract, other than any Excluded Swap Obligation, that relates solely to the Obligations, ratably among the Lenders and the Specified Derivatives Providers in proportion to the respective amounts described in this clause Fourth payable to them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Notwithstanding the foregoing, Obligations owing to Specified Derivatives Providers shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE X
THE ADMINISTRATIVE AGENT
SECTION 10.1  Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan

Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 10.2  Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 10.3  Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 10.4  Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 10.5  Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 10.6  Resignation of the Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the reasonable approval of the Borrower (with any Lender or affiliate of a Lender being deemed approved, unless such Lender is a Defaulting Lender, and which approval shall not be required if an Event of Default shall be in existence), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any pledge security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) the Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.
SECTION 10.7  Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.8  No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Bookrunners or co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.
SECTION 10.9  The Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 11.4) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 11.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 10.10 Guaranty Matters. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under a Guaranty pursuant to the terms of this Agreement.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1  Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 5.1(a) without the written consent of each Lender;

(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.1(a) or Section 9.2) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to a Lender or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 11.1) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate,” waive any obligation of the Borrower to pay interest at the Default Rate, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder;
(e)change Section 9.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of the Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)release all or substantially all of the value of the Guaranties without the written consent of each Lender;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Notwithstanding the foregoing, the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent may deem appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of clause (b) of Section 3.3.
SECTION 11.2  Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to the Borrower or the Administrative Agent to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.2; and
(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) resulting therefrom.
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its Equity Interests for purposes of United States Federal or state securities laws.
(e)Reliance by the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.3  No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.8 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 11.4  Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. Each Loan Party shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including (a) the reasonable fees, charges and disbursements of counsel for the Administrative Agent; (b) fees and charges of each consultant, inspector, and engineer; (c) uniform commercial code searches; (d) judgment and tax lien searches for the Borrower and each Guarantor; (e) escrow fees; and (f) documentary taxes, in connection with the initial syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender (only if a Default shall be in existence)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, however that the Borrower shall not be required to pay the expenses of more than one law firm acting as counsel for the Lenders (in addition to expenses for any appropriate local or special counsel) in connection with such workout or enforcement to the extent the Lenders reasonably determine that joint representation is appropriate under the circumstances.
(b)Indemnification. The Parent and the Borrower shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party resulting from any action, suit, or proceeding relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Damages related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, (x) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) for which an Indemnitee has been compensated pursuant to the terms of this Agreement or the Fee Letters, or (z) to the extent based upon contractual obligations of such Indemnitee owing by such Indemnitee to any third party which are not expressly set forth in this Agreement.
(c)Reserved.
(d)Reimbursement by the Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by the Loan Parties to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(e)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(f)Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(g)Survival. The agreements in this Section and the indemnity provisions of Section 11.2(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 11.5  Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent (without relieving the Borrower of its obligation to make any such payment so required), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
SECTION 11.6  Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by the Lenders. Any Lender may, at no cost or expense to any Loan Party (except as provided in Section 11.13), at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned (but any such assignment shall be of a pro rata interest in each of the Loans); and
(B)in any case not described in subsection (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and shall be an assignment of a pro rata interest in each of the Loans, and the amount assigned to the Eligible Assignee shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or to any Federal Reserve Bank or other central bank authority or comparable agency having jurisdiction over such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Parent or the Borrower or any of their Affiliates or Subsidiaries, or (B) without the consent of the Administrative Agent and the Borrower, to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, or (D) without the consent of the Borrower, to any Excluded Party.
(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.1, Section 3.4, Section 3.5, and Section 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment, provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Excluded Party, a Defaulting Lender or the Parent or the Borrower or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4(d) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.1 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.1(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.6 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank authority or comparable agency having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Reserved.
(g)USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.
SECTION 11.7  Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process so long as the Administrative Agent and any Lender, as the case may be, requests confidential treatment of such Information to the extent permitted by Law (provided that the requesting Administrative Agent or Lender shall not be responsible for the failure by any such party to keep the Information confidential), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 3.6(c), Section 11.13 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower provided that the source of such information was not at the time known to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such Information or (j) constituting deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
SECTION 11.8  Right of Setoff. If an Event of Default shall have occurred and be continuing and the Administrative Agent and the Required Lenders shall have consented in writing thereto, each Lender and each of their respective Affiliates (including, for the avoidance of doubt, any Specified Derivatives Providers) is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.9  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, by e-mail with a pdf copy attached, or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
SECTION 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.13 Replacement of the Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1, 3.4 and 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.6(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws.
(e)A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 11.14 Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH

COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH OF THE PARENT, THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.2 PROVIDED THAT, IN THE CASE OF SERVICE ON ANY LOAN PARTY A COPY IS ALSO DELIVERED TO JEFFREY SULLIVAN, GENERAL COUNSEL FOR PARENT AND BORROWER. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent, the Borrower, and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Parent, the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead

Arrangers, on the other hand, (B) each of the Parent, the Borrower, and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) each of the Administrative Agent, the Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, the Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) the Administrative Agent, the Lead Arrangers and the Lender have no obligation to the Parent, the Borrower, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent, the Borrower, the other Loan Parties, and their respective Affiliates, and the Administrative Agent, the Lead Arrangers and the Lenders have no obligation to disclose any of such interests to the Parent, the Borrower, any other Loan Party, or any of their respective Affiliates. To the fullest extent permitted by Law, each of the Parent, the Borrower, and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 11.16 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching or assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.17 USA PATRIOT ACT. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution, which information includes the name, address, and tax identification number of the Borrower and such other identification information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act and comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product. the Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
SECTION 11.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 11.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 11.20 Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments;
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 11.21 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and

the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 11.21, the following terms have the following meanings:
(A)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841 (k)) of such party.
(B)“Covered Entity” means any of the following:
(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
(C)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(D)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12. U.S.C 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:

STAG INDUSTRIAL OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership
By: STAG Industrial GP, LLC, a Delaware limited liability company, its General Partner

By: /s/ William R. Crooker
Name: William R. Crooker
Title: Authorized Officer

PARENT:

STAG INDUSTRIAL, INC.,
a Maryland corporation

By: /s/ William R. Crooker
Name: William R. Crooker
Title: Executive Vice President, Chief Financial Officer and Treasurer

STAG 2020 Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent and a Lender

By: /s/ D. Bryan Gregory
Name: D. Bryan Gregory
Title: Managing Director

STAG 2020 Term Loan Agreement

PNC Bank, National Association,
as a Lender

By: /s/ Shari L. Reams-Henofer
Name: Shari L. Reams-Henofer
Title: Senior Vice President

STAG 2020 Term Loan Agreement

TD Bank, N.A.,
as a Lender

By: /s/ Rory Desmond
Name: Rory Desmond
Title: Vice President

STAG 2020 Term Loan Agreement

Regions Bank,
as a Lender

By: /s/ Ghi S. Gavin
Name: Ghi S. Gavin
Title: Senior Vice President

STAG 2020 Term Loan Agreement

U.S. Bank National Association,
as a Lender

By: /s/ Kimberly L. Feldman
Name: Kimberly L. Feldman
Title: Vice President

STAG 2020 Term Loan Agreement

Bank of America, N.A.,
as a Lender

By: /s/ Jeff Darling
Name: Jeff Darling
Title: Senior Vice President

STAG 2020 Term Loan Agreement

Eastern Bank,
as a Lender

By: /s/ Jared H. Ward
Name: Jared H. Ward
Title: Senior Vice President

STAG 2020 Term Loan Agreement

Truist Bank, f/k/a Branch Banking and Trust Company,
as a Lender

By: /s/ Karen Cadiente
Name: Karen Cadiente
Title: Assistant Vice President

STAG 2020 Term Loan Agreement

Citibank, N.A.,
as a Lender

By: /s/ Christopher Albano
Name: Christopher Albano
Title: Authorized Signatory

STAG 2020 Term Loan Agreement

American Savings Bank, F.S.B.,
as a Lender

By: /s/ Kyle J. Shelly
Name: Kyle J. Shelly
Title: First Vice President

STAG 2020 Term Loan Agreement

Raymond James Bank, N.A.,
as a Lender

By: /s/ Matt Stein
Name: Matt Stein
Title: Senior Vice President

STAG 2020 Term Loan Agreement

SCHEDULE 2.1
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$67,500,000	22.50%
PNC Bank, National Association	$47,500,000	15.83%
TD Bank, N.A.	$40,000,000	13.33%
Regions Bank	$40,000,000	13.33%
U.S. Bank National Association	$40,000,000	13.33%
Bank of America, N.A.	$15,000,000	5%
Eastern Bank	$15,000,000	5%
Truist Bank, f/k/a Branch Banking and Trust Company	$10,000,000	3.33%
Citibank, N.A.	$10,000,000	3.33%
American Savings Bank, F.S.B.	$10,000,000	3.33%
Raymond James Bank, N.A.	$5,000,000	1.66%
Total	$300,000,000	100%

SCHEDULE 4.1
Initial Unencumbered Properties

STAG Allentown, LLC	7132 Daniels Drive	Allentown	PA
STAG III Arlington L.P.	3311 Pinewood Drive	Arlington	TX
STAG Arlington 2, L.P.	401 N. Great Southwest Parkway	Arlington	TX
STAG Belvidere I, LLC	1701 Industrial Court	Belvidere	IL
STAG Belvidere III, LLC	725 Landmark Drive	Belvidere	IL
STAG Belvidere IV, LLC	888 Landmark Drive	Belvidere	IL
STAG Belvidere V, LLC	3915 Morreim Drive and 3925 Morreim Drive	Belvidere	IL
STAG Belvidere VI, LLC	725 & 729 Logistics Drive	Belvidere	IL
STAG Belvidere VII, LLC	795 Landmark Drive	Belvidere	IL
STAG Belvidere VIII, LLC	857 Landmark Drive	Belvidere	IL
STAG Belvidere 10, LLC	3458 Morreim Drive	Belvidere	IL
STAG Belvidere IX, LLC	984 Landmark Drive	Belvidere	IL
STAG III Boardman, LLC	365 McClurg Rd.	Boardman	OH
STAG Burlington, LLC	6 Campus Drive	Burlington	NJ
STAG Burlington 2, LLC	1900 River Road	Burlington	NJ
STAG Burlington 3, LLC	8 Campus Drive	Burlington	NJ
STAG Columbia, LLC	185 McQueen Street	Columbia	SC
STAG DeKalb, LLC	1085 Peace Road	DeKalb	IL
STAG De Pere, LLC	2191 American Boulevard	De Pere	WI
STAG Duncan, LLC	110 Hidden Lakes Circle and 112 Hidden Lakes Circle	Duncan	SC
STAG Edgefield, LLC	One Tranter Drive	Edgefield	SC
STAG Elizabethtown, LLC	11 and 33 Industrial Road	Elizabethtown	PA
STAG El Paso 1, LP	1601 Northwestern Drive	El Paso	TX
STAG El Paso 2, LP	6500 N. Desert Blvd.	El Paso	TX
STAG El Paso 3, LP	1550 Northwestern	El Paso	TX
STAG El Paso 4, LP	1701 Northwestern Drive	El Paso	TX
STAG El Paso 5, LP	1701 Northwestern	El Paso	TX
STAG El Paso, LP	47 Butterfield Circle	El Paso	TX
STAG Fairborn, LLC	1340 E Dayton Yellow Springs Road	Fairborn	OH
STAG Garland, LP	2901 W. Kingsley Road	Garland	TX
STAG Germantown, LLC	11900 N. River Lane	Germantown	WI
STAG GI Rogers, LLC	19850 South Diamond Lake Road	Rogers	MN
STAG GI Streetsboro, LLC	9777 Mopar Drive	Streetsboro	OH
STAG Greer, LLC	149 Metro Court 153 Metro Court 154 Metro Court 169 Metro Court	Greer	SC
STAG Gurnee 2, LLC	3818 Grandville Avenue	Gurnee	IL
STAG Gurnee, LLC	3800 Swanson Court	Gurnee	IL
STAG Hampstead, LLC	630 Hanover Pike	Hampstead	MD

STAG Harvard, LLC	875 West Diggins Street	Harvard	IL
STAG Houston 2, L.P.	4949 Windfern Road	Houston	TX
STAG Houston 4, LP	1020 Rankin Road	Houston	TX
STAG IND Stafford, LP	13720 Stafford Road	Stafford	TX
STAG IND El Paso 6, LP	32 Celerity Wagon Street & 48 Walter Jones Blvd.	El Paso	TX
STAG IND Houston 9, LP	7049 Brookhollow West Drive	Houston	TX
STAG IND Houston 11, LP	16548 Donwick Drive	Houston	TX
STAG Houston 14, LP	Fallbrook Drive & Ella Blvd.	Houston	TX
STAG IND Mission, LP	802 Trinity Street	Mission	TX
STAG Industrial Holdings, LLC	1726 Blackhawk Drive	West Chicago	IL
STAG Industrial Holdings, LLC	4075 Blue Ridge Industrial Pkwy	Norcross	GA
STAG Industrial Holdings, LLC	2001 Centre Avenue	Reading	PA
STAG Industrial Holdings, LLC	111 Southchase Boulevard	Greenville	SC
STAG Industrial Holdings, LLC	128 Crews Drive	Columbia	SC
STAG Industrial Holdings, LLC	2151 and 2201 Cabot Blvd. West	Langhorne	PA
STAG Industrial Holdings, LLC	7500 Tank Avenue	Warren	MI
STAG Industrial Holdings, LLC	400 Lukens Drive	New Castle	DE
STAG Industrial Holdings, LLC	35 Otis Street	Westborough	MA
STAG Industrial Holdings, LLC	5300 Kennedy Road	Forest Park	GA
STAG Industrial Holdings, LLC	5345 Old Dixie Highway	Forest Park	GA
STAG Industrial Holdings, LLC	47 Market Street	Gardiner	ME
STAG Industrial Holdings, LLC	121 Wheeler Court	Langhorne	PA
STAG Industrial Holdings, LLC	3900 Gantz Road	Grove City	OH
STAG Industrial Holdings, LLC	16231 Lone Elm Road	Olathe	KS
STAG Industrial Holdings, LLC	4949 Southwest 20th St.	Oklahoma City	OK
STAG Industrial Holdings, LLC	321 Foster Ave	Wood Dale	IL
Schedule 4.1

STAG Industrial Holdings, LLC	9625 55th Street	Kenosha	WI
STAG Industrial Holdings, LLC	1800 Bruning Drive	Itasca	IL
STAG Industrial Holdings, LLC	Lot 2, Bruning Drive	Itasca	IL
STAG Industrial Holdings, LLC	500 W. North Shore Drive	Hartland	WI
STAG Industrial Holdings, LLC	1 American Eagle Plaza	Earth City	MO
STAG Industrial Holdings, LLC	5675 North Blackstone Road	Spartanburg	SC
STAG Industrial Holdings, LLC	222 Old Wire Road	West Columbia	SC
STAG Industrial Holdings, LLC	1300 Northwest Avenue	West Chicago	IL
STAG Industrial Holdings, LLC	1400 Northwest Avenue	West Chicago	IL
STAG Industrial Holdings, LLC	1450 Northwest Avenue	West Chicago	IL
STAG Industrial Holdings, LLC	1270 Nuclear Drive	West Chicago	IL
STAG Industrial Holdings, LLC	1145 & 1149 Howard Drive	West Chicago	IL
STAG Industrial Holdings, LLC	505-507 Stokely Drive	DeForest	WI
STAG Industrial Holdings, LLC	4300 Alatex Road	Montgomery	AL
STAG Industrial Holdings, LLC	9696 International Blvd.	West Chester	OH
STAG Industrial Holdings, LLC	610 Kelsey Court	West Columbia	SC
STAG Industrial Holdings, LLC	6688 93rd Avenue-N	Brooklyn Park	MN
STAG Industrial Holdings, LLC	4 Craftsman Road	East Windsor	CT
STAG Industrial Holdings, LLC	775 Whittaker Road	Jacksonville	FL
STAG Industrial Holdings, LLC	9601 North Main Street	Jacksonville	FL
Schedule 4.1

STAG Industrial Holdings, LLC	550 Gun Club Road	Jacksonville	FL
STAG Industrial Holdings, LLC	555 Zoo Parkway	Jacksonville	FL
STAG Industrial Holdings, LLC	17-20 Veronica Avenue	Franklin Township	NJ
STAG Industrial Holdings, LLC	40 Pepes Farm Road	Milford	CT
STAG Industrial Holdings, LLC	26801 Fargo Avenue	Bedford Heights	OH
STAG Industrial Holdings, LLC	12100 Inkster Road	Redford	MI
STAG Industrial Holdings, LLC	13301 Stephens Road	Warrant	MI
STAG Industrial Holdings, LLC	3751 Sunset Avenue	Waukegan	IL
STAG Industrial Holdings, LLC	50 Peachview Blvd.	Gaffney	SC
STAG Industrial Holdings, LLC	2800 Concorde Drive	Dayton	OH
STAG Industrial Holdings, LLC	775 Logistics Drive	Belvidere	IL
STAG Industrial Holdings, LLC	2055 Dublin Drive	San Diego	CA
STAG Industrial Holdings, LLC	9601 Woodend Road	Edwardsville	KS
STAG Industrial Holdings, LLC	1 Gateway Blvd.	Pedricktown	NJ
STAG Industrial Holdings, LLC	125 Richwood Road	Walton	KY
STAG Industrial Holdings, LLC	1953 Lanston Street	Rock Hill	SC
STAG Industrial Holdings, LLC	2300 Sweeney Drive	Clinton	PA
STAG Industrial Holdings, LLC	1100 Paramount Parkway	Batavia	IL
STAG Industrial Holdings, LLC	5 Sterling Drive	Wallingford	CT
Schedule 4.1

STAG Industrial Holdings, LLC	2761 Hildebrandt Street	Romulus	MI
STAG Industrial Holdings, LLC	1635 Stone Ridge Drive	Stone Mountain	GA
STAG Industrial Holdings, LLC	One Commerce Road	Pittston	PA
STAG Industrial Holdings, LLC	6705 Keaton Corporate Parkway	O’Fallon	MO
STAG Industrial Holdings, LLC	3450 West Teco Avenue	Las Vegas	NV
STAG Industrial Holdings, LLC	2165 Center Square Road	Swedesboro	NJ
STAG Industrial Holdings, LLC	1605 Westbelt Drive	Columbus	OH
STAG Industrial Holdings, LLC	5830 Green Pointe Drive South	Groveport	OH
STAG Industrial Holdings, LLC	Haggerty Road	Belleville	MI
STAG Industrial Holdings LLC	1209 31st Avenue	Council Bluffs	IA
STAG Industrial Holdings, LLC	4251 Leap Road	Hilliard	OH
STAG Industrial Holdings, LLC	141 Southchase Blvd.	Fountain Inn	SC
STAG Industrial Holdings, LLC	925 N. 127th Avenue	Avondale	AZ
STAG Industrial Holdings, LLC	55 Bristol Avenue	South Easton	MA
STAG Industrial Holdings, LLC	4718 and 4722 Helgesen Drive	Madison	WI
STAG Industrial Holdings, LLC	107 South Chase Blvd.	Fountain Inn	SC
STAG Industrial Holdings, LLC	1300 Hampshire Avenue	South Bloomington	MN
STAG Industrial Holdings, LLC	57 Grumbacher Road	York	PA
STAG Industrial Holdings, LLC	2501 Highway 101 South	Greer	SC
STAG Industrial Holdings, LLC	831/833 Ridgeview Drive	McHenry	IL
STAG Industrial Holdings, LLC	1343 27th Street	Caledonia	WI
STAG Industrial Holdings, LLC	2250 Pilot Knob Road	Mendota Heights	MN
Schedule 4.1

STAG Industrial Holdings, LLC	2251 Sweeney Drive	Clinton	PA
STAG Industrial Holdings, LLC	3840 Port Union Road	Fairfield	OH
STAG Industrial Holdings, LLC	121000 Little Cayman	Baton Rouge	LA
STAG Industrial Holdings, LLC	730 Pilot Road	Las Vegas	NV
STAG Industrial Holdings, LLC	4300 Godding Hollow Pkwy	Longmont	CO
STAG Industrial Holdings, LLC	8 Shelter Drive	Greer	SC
STAG Industrial Holdings, LLC	1100 Burlington Pike Road	Florence	KY
STAG Industrial Holdings, LLC	43800 Gen Mar Drive	Novi	MI
STAG Industrial Holdings, LLC	1900 E 17th Street	Des Moines	IA
STAG Industrial Holdings, LLC	115 Hunt Valley Road	New Kensington	PA
STAG Industrial Holdings, LLC	N117 W18456 Fulton Drive	Germantown	WI
STAG Industrial Holdings, LLC	7475 S. 6th Street	Oak Creek	WI
STAG Industrial Holdings, LLC	7366 S. 1st Street	Oak Creek	WI
STAG Industrial Holdings, LLC	N106 W13131 Bradley Way	Germantown	WI
STAG Industrial Holdings, LLC	8901 102nd Street	Pleasant Prairie	WI
STAG Industrial Holdings, LLC	1816 Tobacco Road	August	GA
STAG Industrial Holdings, LLC	100 Purity Drive	Lebanon	IN
STAG Industrial Holdings, LLC	585-595 Hale Avenue	Oakdale	MN
STAG Industrial Holdings, LLC	6210 Days Cove Road	White Marsh	MD
STAG Industrial Holdings, LLC	513 Old Griffin Road	Piedmont	SC
STAG Industrial Holdings, LLC	3001 State Road	Westrock Croydon	PA
Schedule 4.1

STAG Industrial Holdings, LLC	N102 W19400 Willow Creek Way	Germantown	WI
STAG Industrial Holdings, LLC	Simko Blvd.	Charleroi	PA
STAG Industrial Holdings, LLC	6161 South Palo Verde Road	Tucson	AZ
STAG Industrial Holdings, LLC	1312 Old Stage Rd.	Simpsonville	SC
STAG Industrial Holdings, LLC	W277 N2737 Duplainville Rd.	Pewaukee	WI
STAG Industrial Holdings, LLC	W288 N2801 Duplainville Rd.	Pewaukee	WI
STAG Industrial Holdings, LLC	10411 80th Avenue	Pleasant Prairie	WI
STAG Industrial Holdings, LLC	525 West Marquette Avenue	Oak Creek	WI
STAG Industrial Holdings, LLC	410-426 Keystone Drive	Warrendale	PA
STAG Industrial Holdings, LLC	1415 Collins Road	Greenwood	IN
STAG Industrial Holdings, LLC	1086 Oracal Parkway	Savannah	GA
STAG Industrial Holdings, LLC	907 Weber Road	Albion	IN
STAG Industrial Holdings, LLC	1105 Weber Road	Albion	IN
STAG Industrial Holdings, LLC	600 South 7th Street	Albion	IN
STAG Industrial Holdings, LLC	1514 Progress Drive	Albion	IN
STAG Industrial Holdings, LLC	1515, 1545,1563 East State Rd 8	Albion	IN
STAG Industrial Holdings, LLC	811 Commerce Drive	Kendallville	IN
STAG Industrial Holdings, LLC	3501 East County Road	Elkhart	IN
STAG Industrial Holdings, LLC	2600 College Avenue	Goshen	IN
Schedule 4.1

STAG Industrial Holdings, LLC	3310 William Richardson Court	South Bend	IN
STAG Industrial Holdings, LLC	4750 County Road 13, NE	Alexandria	MN
STAG Industrial Holdings, LLC	14399 Huntington Avenue	Savage	MN
STAG Industrial Holdings, LLC	2001 Ware Bottom Spring Road	Chester	VA
STAG Industrial Holdings, LLC	4500 Early Road	Harrisonburg	VA
STAG Industrial Holdings, LLC	3424 Centennial Drive	Fort Wayne	IN
STAG Industrial Holdings, LLC	9200 Brookfield Court	Florence	KY
STAG Industrial Holdings, LLC	800 John Quincy Adams Road	Taunton	MA
STAG Industrial Holdings, LLC	157 Starpoint Blvd.	Burgettstown	PA
STAG Industrial Holdings, LLC	3705 95th Ave NE	Blaine	MN
STAG Industrial Holdings, LLC	50501 E. Russell Schmidt	Chesterfield	MI
STAG Industrial Holdings, LLC	50371 E. Russell Schmidt	Chesterfield	MI
STAG Industrial Holdings, LLC	50271 E. Russell Schmidt	Chesterfield	MI
STAG Industrial Holdings, LLC	50900 E. Russell Schmidt	Chesterfield	MI
STAG Industrial Holdings, LLC	5050 Kendrick Street, SE	Grand Rapids	MI
STAG Industrial Holdings, LLC	4070 East Paris Avenue	Kentwood	MI
STAG Industrial Holdings, LLC	7009 West Mount Hope Highway	Lansing	MI
STAG Industrial Holdings, LLC	2780 Sanders Road	Lansing	MI
STAG Industrial Holdings, LLC	2051 South Canal Road	Lansing	MI
STAG Industrial Holdings, LLC	1511 George Brown Drive	Marshall	MI
STAG Industrial Holdings, LLC	25250 Regency Drive	Novi	MI
STAG Industrial Holdings, LLC	14835 Pilot Drive	Plymouth	MI
Schedule 4.1

STAG Industrial Holdings, LLC	2640 Northridge Drive	Walker	MI
STAG Industrial Holdings, LLC	3900-3990 Business Park Drive	Columbus	OH
STAG Industrial Holdings, LLC	2815 South Gettysburg Avenue	Moraine	OH
STAG Industrial Holdings, LLC	4275 Thunderbird Lane	Fairfield	OH
STAG Industrial Holdings, LLC	1120 Morrison Road	Gahanna	OH
STAG Industrial Holdings, LLC	1261 Highland Road	Macedonia	OH
STAG Industrial Holdings, LLC	800 Pennsylvania Avenue	Salem	OH
STAG Industrial Holdings, LLC	7258 Innovation Way	Mason	OH
STAG Industrial Holdings, LLC	500 South Bailey Road	North Jackson	OH
STAG Industrial Holdings, LLC	382 Rosemont Road	North Jackson	OH
STAG Industrial Holdings, LLC	26350 Broadway	Oakwood Village	OH
STAG Industrial Holdings, LLC	12930 Darice Parkway	Strongsville	OH
STAG Industrial Holdings, LLC	1800 Jason Street	Toledo	OH
STAG Industrial Holdings, LLC	7900 Bavaria Road	Twinsburg	OH
STAG Industrial Holdings, LLC	911 Kurth Road	Chippewa Falls	WI
STAG Industrial Holdings, LLC	1406 Lowater Road	Chippewa Falls	WI
STAG Industrial Holdings, LLC	2761 Buell Drive	East Troy	WI
STAG Industrial Holdings, LLC	2929 Venture Drive	Janesville	WI
STAG Industrial Holdings, LLC	605 Fourth Street	Mayville	WI
STAG Industrial Holdings, LLC	5600 S. Moorland Road	New Berlin	WI
STAG Industrial Holdings, LLC	1615 Commerce Drive	Sun Prairie	WI
STAG Industrial Holdings, LLC	2207 S 114th Street	West Allis	WI
Schedule 4.1

STAG Industrial Holdings, LLC	2075 S. 114th Street	West Allis	WI
STAG Industrial Holdings, LLC	2145 S. 114th Street	West Allis	WI
STAG Industrial Holdings, LLC	2025 S. 114th Street	West Allis	WI
STAG Industrial Holdings, LLC	13900 West Grandview Parkway	Yorkville	WI
STAG Industrial Holdings, LLC	1610 Old Grove Road	Piedmont	SC
STAG Industrial Holdings, LLC	420 Emig Road	York	PA
STAG Industrial Holdings, LLC	10488 S 136th St.	Omaha	NE
STAG Industrial Holdings, LLC	6685 Santa Barbara Court	Elkridge	MD
STAG Industrial Holdings, LLC	550 Hale Avenue	North Oakdale	MN
STAG Industrial Holdings, LLC	700 Riley Street	Zeeland	MI
STAG Industrial Holdings, LLC	2071 & 2171 Fryml Drive	Spartanburg	SC
STAG Industrial Holdings, LLC	6 Corporate Parkway	Goose Creek	SC
STAG Industrial Holdings, LLC	8001 Greenpine Road	Richmond	VA
STAG Industrial Holdings, LLC	6565 & 6735 Exchequer Drive	Baton Rouge	LA
STAG Industrial Holdings, LLC	550 Glen Ave & 600 Glen Court	Moorestown	NJ
STAG Industrial Holdings, LLC	1550 West Main Street	West Jefferson	OH
STAG Industrial Holdings, LLC	105 East Port Lane	Summerville	SC
STAG Industrial Holdings, LLC	4330 Williams Road	Tampa	FL
STAG Industrial Holdings, LLC	101 Mt. Holly Bypass	Lumberton	NJ
STAG Industrial Holdings, LLC	329 Hallberg Street	Delavan	WI
STAG Industrial Holdings, LLC	1714 Hobbs Drive	Delavan	WI
STAG Industrial Holdings, LLC	390 Koopman	Elkhorn	WI
Schedule 4.1

STAG Industrial Holdings, LLC	4660 East Paris Avenue Southeast	Kentwood	WI
STAG Industrial Holdings, LLC	1750 Shenango Road	New Galilee	PA
STAG Industrial Holdings, LLC	16 Leona Drive	Middleborough	MA
STAG Industrial Holdings, LLC	4565 Wynn Road	Paradise	NV
STAG Industrial Holdings, LLC	6460 Arville Street	Paradise	NV
STAG Industrial Holdings, LLC	535 Maddox Simpson Parkway	Lebanon	TN
STAG Industrial Holdings, LLC	810 Bistline Drive	West Columbia	SC
STAG Industrial Holdings, LLC	1003 Corporate Lane	Murraysville	PA
STAG Industrial Holdings, LLC	9995 & 10025 I Street	Omaha	NE
STAG Industrial Holdings, LLC	200 Solar Drive	Imperial	PA
STAG Industrial Holdings, LLC	4880 Tuggle Road	Memphis	TN
STAG Industrial Holdings, LLC	5238 Lamar Avenue	Memphis	TN
STAG Industrial Holdings, LLC	4925 South Indiana Avenue	Lisle	IL
STAG Industrial Holdings, LLC	6111 South 6th Way	Ridgefield	WA
STAG Industrial Holdings, LLC	9779 Pritchard Road	Jacksonville	FL
STAG Industrial Holdings, LLC	121 North Enterprise Blvd.	Lebanon	IL
STAG Industrial Holdings, LLC	2501-2509 Cassens Drive	Fenton	MO
STAG Industrial Holdings, LLC	6050 Nathan & 6075 Trenton Lane North	Plymouth	MN
STAG Industrial Holdings, LLC	3555 Discovery Road	Eagan	MN
STAG Industrial Holdings, LLC	1451 Dean Lakes Trail	Shakopee	MN
STAG Industrial Holdings, LLC	6515 Ameriplex Drive	Portage	IN
Schedule 4.1

STAG Industrial Holdings, LLC	555 Koopman Lane	Elkhorn	WI
STAG Industrial Holdings, LLC	5700 Casey Drive	Knoxville	TN
STAG Industrial Holdings, LLC	1000 Technology Drive	West Columbia	SC
STAG Industrial Holdings, LLC	2010 Nazareth Church Road	Spartanburg	SC
STAG Industrial Holdings, LLC	1101 Easy Street	Rogers	AR
STAG Industrial Holdings, LLC	2139 Bond Street	Grand Junction	CO
STAG Industrial Holdings, LLC	60 Security Drive	Avon	CT
STAG Industrial Holdings, LLC	24 Thompson Road	East Windsor	CT
STAG Industrial Holdings, LLC	530 Fentress Boulevard	Daytona Beach	FL
STAG Industrial Holdings, LLC	650 Southwest 27th Avenue	Ocala	FL
STAG Industrial Holdings, LLC	7050 Overland Road	Orlando	FL
STAG Industrial Holdings, LLC	1854 Central Florida Parkway	Orlando	FL
STAG Industrial Holdings, LLC	1301 North Palafox Street	Pensacola	FL
STAG Industrial Holdings, LLC	103 Enterprise Drive	Calhoun	GA
STAG Industrial Holdings, LLC	351 Thomas D. Murphy Drive	Dallas	TX
STAG Industrial Holdings, LLC	212 Burlington Drive	Shannon	GA
STAG Industrial Holdings, LLC	3500 Highlands Parkway	Smyrna	GA
STAG Industrial Holdings, LLC	1965 Statham Drive	Statham	GA
STAG Industrial Holdings, LLC	3900 South America Way	Idaho Falls	ID
Schedule 4.1

STAG Industrial Holdings, LLC	6301 North Gateway Drive	Marion	IA
STAG Industrial Holdings, LLC	14000 Marshall Drive	Lenexa	KS
STAG Industrial Holdings, LLC	1355 Lebanon Road	Danville	KY
STAG Industrial Holdings, LLC	1500 Interstate Drive	Erlanger	KY
STAG Industrial Holdings, LLC	1340 E Dayton Yellow Springs Rd	Erlanger	KY
STAG Industrial Holdings, LLC	2151 South Park Drive	Hebron	KY
STAG Industrial Holdings, LLC	300 Spencer Mattingly Lane	Bardstown	KY
STAG Industrial Holdings, LLC	7540 West Bert Kouns Industrial	Shreveport	LA
STAG Industrial Holdings, LLC	101 Harrison Bridge Road	Shreveport	LA
STAG Industrial Holdings, LLC	103 Harrison Bridge Road	Shreveport	LA
STAG Industrial Holdings, LLC	21 Schoodic Drive	Belfast	ME
STAG Industrial Holdings, LLC	1 Bakers Way	Biddeford	ME
STAG Industrial Holdings, LLC	19 Mollison Way	Lewiston	ME
STAG Industrial Holdings, LLC	125 Industrial Way	Portland	ME
STAG Industrial Holdings, LLC	2189 Westover Road	Chicopee	MA
STAG Industrial Holdings, LLC	7525 Hazelwood Avenue	Hazelwood	MO
STAG Industrial Holdings, LLC	3801 Lloyd King Drive	O’Fallon	MO
STAG Industrial Holdings, LLC	9025 Moya Blvd.	Reno	NV
STAG Industrial Holdings, LLC	29 Jack’s Bride Rd./Clark Rd.	Londonderry	NH
STAG Industrial Holdings, LLC	80 Northwest Boulevard	Nashua	NH
Schedule 4.1

STAG Industrial Holdings, LLC	1236-50 William Street	Buffalo	NY
STAG Industrial Holdings, LLC	40-60 Industrial Parkway	Cheektowaga	NY
STAG Industrial Holdings, LLC	5786 Collett Road	Farmington	NY
STAG Industrial Holdings, LLC	5101 South Council Road	Oklahoma City	OK
STAG Industrial Holdings, LLC	11607 East 43rd Street	Tulsa	OK
STAG Industrial Holdings, LLC	4050 Fairview Industrial Drive SE	Salem	OR
STAG Industrial Holdings, LLC	1100 Wilson Street	Chattanooga	TN
STAG Industrial Holdings, LLC	1800 Crutchfield Street	Chattanooga	TN
STAG Industrial Holdings, LLC	4405 Michigan Ave Rd NE	Cleveland	TN
STAG Industrial Holdings, LLC	1330 Carden Farm Drive	Clinton	TN
STAG Industrial Holdings, LLC	1094 Flex Drive	Jackson	TN
STAG Industrial Holdings, LLC	2525 Quality Lane	Knoxville	TN
STAG Industrial Holdings, LLC	2522-2526 Westcott	Knoxville	TN
STAG Industrial Holdings, LLC	1700 Elizabeth Lee Parkway	Loudon	TN
STAG Industrial Holdings, LLC	538 Myatt Drive	Madison	TN
STAG Industrial Holdings, LLC	9575 Commission Drive	Mascot	TN
STAG Industrial Holdings, LLC	2122 Holston Bend Drive	Mascot	TN
STAG Industrial Holdings, LLC	540 New Salem Road	Murfreesboro	PA
STAG Industrial Holdings, LLC	3258 Ezell Pike	Nashville	TN
STAG Industrial Holdings, LLC	90 Deer Crossing	Vonore	TN
Schedule 4.1

STAG Industrial Holdings, LLC	16250 W. Wood Edge Rd	New Berlin	WI
STAG Industrial Holdings, LLC	4150 Ronald Reagan Blvd.	Johnstown	CO
STAG Industrial Holdings, LLC	800 Edward Drive	Lebanon	IN
STAG Industrial Holdings, LLC	5910 Southeast Rio Court	Ankeny	IA
STAG Industrial Holdings, LLC	291 Evans Way	Branchburg	NJ
STAG Industrial Holdings, LLC	7728 Wilbur Way	Sacramento	CA
STAG Industrial Holdings, LLC	56 Commerce Center	Olathe	KS
STAG Industrial Holdings, LLC	47440 Michigan Avenue	Canton	MI
STAG Industrial Holdings, LLC	1350 Scottsville Road	Rochester	NY
STAG Industrial Holdings, LLC	2700 Harvey Street	Hudson	WI
STAG Industrial Holdings, LLC	4841 Urbani Avenue McClennen Park	Sacramento	CA
STAG Industrial Holdings, LLC	5250 Klockner Drive	Richmond	VA
STAG Industrial Holdings, LLC	S64 W15620-80 Commerce Center Parkway	Muskego	WI
STAG Industrial Holdings, LLC	27027 Mound Road	Warren	MI
STAG Industrial Holdings, LLC	10757 East Ute Street	Tulsa	OK
STAG Industrial Holdings, LLC	1 Cabot Blvd.	Langhorne	PA
STAG Katy, LP	1800 North Mason Road	Katy	TX
STAG Katy 2, LP	21601 Park Row	Katy	TX
STAG Lancaster, LLC	2919 Old Tree Road	Lancaster	PA
STAG Laurens, LLC	103 Cherry Blossom Drive	Laurens	SC
STAG Lebanon, LLC	1 Keystone Drive	So. Lebanon	PA
STAG Libertyville 1, LLC	1755 N. Butterfield Road	Libertyville	IL
STAG Libertyville 2, LLC	1795 N. Butterfield Road	Libertyville	IL
STAG Livonia 1, LLC	38150 Plymouth Road	Livonia	MI
STAG Livonia 2, LLC	38220 Plymouth Road	Livonia	MI
Schedule 4.1

STAG Louisville, LLC	6350 & 6400 Ladd Avenue	Louisville	KY
STAG Machesney Park, LLC	7166 Greenlee Drive	Machesney Park	IL
STAG III Malden, LLC	219 and 243 Medford Street	Malden	MA
STAG McHenry 2, LLC	921 Ridgeview Drive	McHenry	IL
STAG Mechanicsburg 1, LLC	6350 Brackbill Blvd.	Mechanicsburg	PA
STAG Mechanicsburg 2, LLC	6 Doughten Road	New Kingston	PA
STAG Mechanicsburg 3, LLC	245 Salem Church Road	Mechanicsburg	PA
STAG Montgomery, LLC	2001 Baseline Road	Montgomery	IL
STAG Mooresville 2, LP	119 E. Super Sport Drive	Mooresville	NC
STAG NC GP 2, LLC	119 Supersport Drive	Mooresville	NC
STAG NC Holdings, LP	913 Airport Road	Salisbury	NC
STAG NC Holdings, LP	2027 Gateway Blvd.,	Charlotte	NC
STAG NC Holdings, LP	6601 North I Service Road	Charlotte	NC
STAG NC Holdings, LP	1401 Tar Heel Road	Charlotte	NC
STAG NC Holdings, LP	2702 Weck Drive	Durham	NC
STAG NC Holdings, LP	13201 Reese Blvd.	Huntersville	NC
STAG NC Holdings, LP	200 Woodside Drive	Lexington	NC
STAG NC Holdings, LP	1500 Prodelin Drive	Newton	NC
STAG NC Holdings, LP	300 Forum Parkway	Rural Hall	NC
STAG NC Holdings, LP	7412 Oakwood Street	Mebane	NC
STAG NC Holdings, LP	7600 Oakwood Street	Mebane	NC
STAG NC Holdings, LP	7110 E. Washington Street	Mebane	NC
STAG NC Holdings, LP	199 N. Egerton Road	Mountain Home	NC
STAG NC Holdings, LP	3250 Highway 70 Business West	Smithfield	NC
STAG NC Holdings, LP	2655 Annapolis Drive	Winston-Salem	NC
STAG NC Holdings, LP	200 K Flex Way	Youngstown	NC
STAG NC Holdings, LP	279 Old Murdock Road	Troutman	NC
STAG NC Holdings, LP	415 Westcliff Road	Greensboro	NC
STAG NC Holdings, LP	171 Enterprise Way	Mocksville	NC
STAG NC Holdings, LP	313 Mooresville Blvd.	Mooresville	NC
STAG New Hope, LLC	5520 North Highway 169	New Hope	MN
STAG Norton, LLC	202 South Washington St.	Norton	MA
STAG GI New Jersey, LLC	190 Strykers Road and	Lopatcong	NJ
	251 Circle Drive North	Piscataway	NJ
STAG North Haven, LLC	300 Montowese Avenue	North Haven	CT
STAG Piedmont 1, LLC	1100 Piedmont Highway	Piedmont	SC
STAG Piedmont 2, LLC	1102 Piedmont Highway	Piedmont	SC
STAG Piedmont 3, LLC	1104 Piedmont Highway	Piedmont	SC
STAG Pineville, LLC	10519 Industrial Drive	Pineville	NC
STAG Plymouth 3, LLC	9800 13th Avenue North	Plymouth	MN
STAG Portage, LLC	725 George Nelson Drive	Portage	IN
STAG Portland 2, LLC	3150 Barry Drive	Portland	TN
Schedule 4.1

STAG Reading, LLC	171-173 Tuckerton Road	Muhlenberg Township	PA
STAG Rockwall, L.P.	3400 Discovery Blvd.	Rockwall	TX
STAG Romulus 2, LLC	9800 Inkster Road	Romulus	MI
STAG Sauk Village, LLC	21399 Torrence Avenue	Sauk Village	IL
STAG IV Seville, LLC	5160 Greenwich Road	Seville	OH
STAG Simpsonville, LLC	101 Harrison Bridge Road and 103 Harrison Bridge Road	Simpsonville	SC
STAG South Saint Paul, LLC	411 Farwell Avenue	South Street Paul	MN
STAG Sparks 2, LLC	325 E. Nugget Avenue	Sparks	NV
STAG Spartanburg, LLC	150-160 National Avenue	Spartanburg	SC
STAG Spartanburg 3, LLC	950 Brisack Road	Spartanburg	SC
STAG Stoughton 1, LLC	12 Campanelli Parkway	Stoughton	MA
STAG Stoughton 2, LLC	100 Campanelli Parkway	Stoughton	MA
STAG TX Holdings, LP	1650 S. Highway 67	Cedar Hill	TX
STAG TX Holdings, LP	7300 Airport Blvd.	Houston	TX
STAG TX Holdings, LP	1610 Cornerway Boulevard	San Antonio	TX
STAG TX Holdings, LP	13808 Humphrey Road	Laredo	TX
STAG TX Holdings, LP	868 Pear Street	Houston	TX
STAG TX Holdings, LP	13627 West Hardy Road	Houston	TX
STAG TX Holdings, LP	14620 Henry Road	Houston	TX
STAG TX Holdings, LP	18601 Intercontinental Crossing	Houston	TX
STAG TX Holdings, LP	18717 Kenswick Drive	Houston	TX
STAG TX Holdings, LP	9302 Ley Road	Houston	TX
STAG TX Holdings, LP	13710 IH 35 Frontage Road	Laredo	TX
STAG IV Waco, L.P.	101 Apron Road	Waco	TX
STAG West Columbia 3, LLC	825 Bistline Drive	West Columbia	SC
STAG West Houston, LP	10401 S. Sam Houston Parkway	West Houston	TX
STAG Williamsport, LLC	3300 Wahoo Drive	Williamsport	PA
STAG Woodstock, LLC	1005 Courtaulds Drive	Woodstock	IL
STAG York, LLC	2925 East Market Street	York	PA
Schedule 4.1

SCHEDULE 6.6
LITIGATION

None.
Schedule 6.6

SCHEDULE 6.9
ENVIRONMENTAL MATTERS

None.

         Schedule 6.9

SCHEDULE 6.13

SUBSIDIARIES,
OTHER EQUITY INTERESTS AND SUBSIDIARY GUARANTORS

Part (a). All Subsidiaries of the Parent and the Borrower.

Parent:

Direct Subsidiaries (percentages reflect the Parent ownership interest):

        STAG Industrial GP, LLC (100%)

Borrower (97.5% of the common limited partnership interests and 100% of the preferred limited partnership interests, each as of 12/31/2019)

Indirect Subsidiaries:

        All held through Borrower

Borrower:

Direct Subsidiaries (100% ownership by the Borrower unless noted otherwise):

STAG Industrial Management, LLC (99% - remaining 1% owned by STAG TRS, LLC)
STAG Industrial Holdings, LLC
STAG Industrial Holdings II, LLC
STAG Investments Holdings III, LLC
STAG Investments Holdings IV, LLC
STAG GI Investments Holdings, LLC
STAG Industrial TRS, LLC
STAG NC GP, LLC
STAG NC GP 2, LLC

Indirect Subsidiaries:

STAG III Arlington, L.P.
STAG III Boardman, LLC
STAG III Malden, LLC
STIR Investments GP III, LLC
STAG West Columbia 3, LLC

Note: Subsidiaries in italics not included as Subsidiary Guarantors

STAG IV Seville, LLC
STAG IV Waco, L.P.
STIR Investments GP IV, LLC
STAG GI New Jersey, LLC
         Schedule 6.13

STAG GI Rogers, LLC
STAG GI Streetsboro, LLC
STAG Louisville, LLC
STAG TX GP, LLC
STAG Gloversville 1, LLC
STAG Gloversville 2, LLC
STAG Gloversville 4, LLC
STAG Johnstown 1, LLC
STAG Johnstown 2, LLC
STAG Johnstown 3, LLC
STAG Johnstown 4, LLC
STAG Ware Shoals, LLC
STAG Greenwood 1, LLC
STAG Greenwood 2, LLC
STAG Holland 3, LLC
STAG Independence, LLC
STAG Lafayette 1, LLC
STAG Lafayette 2, LLC
STAG Lafayette 3, LLC
STAG Lansing 3, LLC
STAG Marion, LLC
STAG Novi, LLC
STAG O'Hara, LLC
STAG Phenix City, LLC
STAG Sterling Heights, LLC
STAG Wichita 1, LLC
STAG Wichita 2, LLC
STAG Wichita 4, LLC
STAG Arlington 2, L.P.
STAG TX GP 2, LLC
STAG Edgefield, LLC
STAG Pineville, LLC
STAG Portland 2, LLC
STAG Reading, LLC
STAG Spartanburg, LLC
STAG Portage, LLC
STAG El Paso, LP
STIR Investments GP, LLC
STAG Simpsonville, LLC
STAG De Pere, LLC
STAG Duncan, LLC
STAG Gurnee, LLC
STAG Montgomery, LLC
STAG Woodstock, LLC
STAG Columbia, LLC
STAG Dekalb, LLC
STAG Houston 2, L.P.
STAG Williamsport, LLC
STAG Belvidere I, LLC
         Schedule 6.13

STAG Belvidere III, LLC
STAG Belvidere IV, LLC
STAG Belvidere V, LLC
STAG Belvidere VI, LLC
STAG Belvidere VII, LLC
STAG Belvidere VIII, LLC
STAG Belvidere IX, LLC
STAG Hampstead, LLC
STAG New Hope, LLC
STAG Harvard, LLC
STAG Sauk Village, LLC
STAG Allentown, LLC
STAG Garland, LP
STAG El Paso 1, LP
STAG El Paso 2, LP
STAG El Paso 3, LP
STAG El Paso 4, LP
STAG Mechanicsburg 1, LLC
STAG Mechanicsburg 2, LLC
STAG Mechanicsburg 3, LLC
STAG Gurnee 2, LLC
STAG Germantown, LLC
STAG Elizabethtown, LLC
STAG CA GP, LLC
STAG Spartanburg 3, LLC
STAG Houston 4, LP
STAG Burlington, LLC
STAG North Haven, LLC
STAG Stoughton 1, LLC
STAG Stoughton 2, LLC
STAG Fairborn, LLC
STAG El Paso 5, LP
STAG Machesney Park, LLC
STAG Libertyville 1, LLC
STAG Libertyville 2, LLC
STAG Greer, LLC
STAG Piedmont 1, LLC
STAG Piedmont 2, LLC
STAG Piedmont 3, LLC
STAG Belvidere 10, LLC
STAG Laurens, LLC
STAG Lancaster, LLC
STAG Burlington 2, LLC
STAG Norton, LLC
STAG NC Holdings, LP
STAG TX Holdings, LP
STAG Rock Hill 2, LLC
STAG Sparks 2, LLC
STAG Rockwall, L.P.
         Schedule 6.13

STAG Lebanon, LLC
STAG York, LLC
STAG Mooresville 2, LP
STAG IND Stafford, LP
STAG IND El Paso 6, LP
STAG IND Houston 9, LP
STAG McHenry 2, LLC
STAG Romulus 2, LLC
STAG South Saint Paul, LLC
STAG IND Houston 11, LP
STAG IND Mission, LP
STAG Plymouth 3, LLC
STAG Burlington 3, LLC
STAG Livonia 1, LLC
STAG Livonia 2, LLC
STAG Katy, LP
STAG Katy 2, LP
STAG West Houston, LP
STAG Houston 14, LP

Part (b). Other Equity Investments of the Parent and the Borrower.

        None.

Part (c). Subsidiary Guarantors.

Direct Subsidiaries of the Parent and the Borrower:

        STAG Industrial Holdings, LLC   100% owned by Borrower
STAG Investments Holdings III, LLC  100% owned by Borrower
STAG Investments Holdings IV, LLC  100% owned by Borrower
STAG GI Investments Holdings, LLC  100% owned by Borrower
        STAG NC GP, LLC    100% owned by Borrower
        STAG NC GP 2, LLC    100% owned by Borrower

Indirect Subsidiaries:

(i) 100% owned by STAG Investments Holdings III, LLC unless noted:

STAG III Arlington, L.P. (99.5%) (STIR Investments GP III, LLC - 0.5% ownership)
STAG III Boardman, LLC
STAG III Malden, LLC
STIR Investments GP III, LLC

(ii)100% owned by STAG Investments Holdings IV, LLC unless noted:
         Schedule 6.13

STAG IV Seville, LLC
STAG IV Waco, L.P. (99.5%) (STIR Investments GP IV, LLC - 0.5% ownership)
STIR Investments GP IV, LLC
STAG GI Rogers, LLC
STAG GI Streetsboro, LLC
STAG TX GP, LLC
STAG Louisville, LLC

(iii)100% owned by STAG GI Investments Holdings, LLC:

STAG GI New Jersey, LLC

(iv)100% owned by STAG Industrial Holdings, LLC unless noted:

STAG Arlington 2, L.P. (100%)
STAG TX GP 2, LLC
STAG Edgefield, LLC
STAG Pineville, LLC
STAG Portland 2, LLC
STAG Reading, LLC
STAG Spartanburg, LLC
STAG Portage, LLC
STAG El Paso, LP (99.5%) (STIR Investments GP, LLC - 0.5% ownership)
STIR Investments GP, LLC
STAG Simpsonville, LLC
STAG De Pere, LLC
STAG Duncan, LLC
STAG Gurnee, LLC

STAG Montgomery, LLC
STAG Woodstock, LLC
STAG Columbia, LLC
STAG DeKalb, LLC
STAG Houston 2, L.P. (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Williamsport, LLC
STAG Belvidere I, LLC
STAG Belvidere III, LLC
STAG Belvidere IV, LLC
STAG Belvidere V, LLC
STAG Belvidere VI, LLC
STAG Belvidere VII, LLC
STAG Belvidere VIII, LLC
STAG Belvidere IX, LLC
STAG Hampstead, LLC
STAG New Hope, LLC
STAG Harvard, LLC
STAG Sauk Village, LLC
STAG Allentown, LLC
STAG Garland, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG El Paso 1, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)

         Schedule 6.13

STAG El Paso 2, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG El Paso 3, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG El Paso 4, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Mechanicsburg 1, LLC
STAG Mechanicsburg 2, LLC
STAG Mechanicsburg 3, LLC
STAG Gurnee 2, LLC
STAG Germantown, LLC
STAG Elizabethtown, LLC
STAG CA GP, LLC
STAG Spartanburg 3, LLC
STAG Houston 4 LP (99.5%) (STAG TX GP2, LLC - 0.5% ownership)
STAG Burlington, LLC
STAG North Haven, LLC
STAG Stoughton 1, LLC
STAG Stoughton 2, LLC
STAG Fairborn, LLC
STAG El Paso 5, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Machesney Park, LLC
STAG Libertyville 1, LLC
STAG Libertyville 2, LLC
STAG Greer, LLC
STAG Piedmont 1, LLC
STAG Piedmont 2, LLC
STAG Piedmont 3, LLC
STAG Belvidere 10, LLC
STAG Laurens, LLC
STAG Lancaster, LLC
STAG Burlington 2, LLC
STAG Norton, LLC
STAG TX Holdings, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Sparks 2, LLC
STAG Rockwall, L.P. (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Lebanon, LLC
STAG York, LLC
STAG Mooresville 2, LP (99.5%) (STAG NC GP 2, LLC - 0.5% ownership)
STAG West Columbia 3, LLC
STAG IND Stafford, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG IND El Paso 6, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG IND Houston 9, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG McHenry 2, LLC
STAG Romulus 2, LLC
STAG South Saint Paul, LLC
STAG IND Houston 11, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG IND Mission, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Plymouth 3, LLC
STAG Burlington 3, LLC
STAG Livonia 1, LLC
STAG Livonia 2, LLC
STAG Katy, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Katy 2, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG West Houston, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)
STAG Houston 14, LP (99.5%) (STAG TX GP 2, LLC - 0.5% ownership)

         Schedule 6.13

(v)Owned by STAG NC GP, LLC:

STAG NC Holdings, LP (99.5%) (STAG NC GP, LLC - 0.5% ownership)

         Schedule 6.13

SCHEDULE 6.18
INTELLECTUAL PROPERTY MATTERS

None.
         Schedule 6.18

SCHEDULE 8.1
EXISTING LIENS

None.
         Schedule 8.1

SCHEDULE 8.13
Existing Indebtedness Part (a).  Existing Indebtedness

Loan	Balance (in millions) as of June 30, 2019	Balance (in millions) as of September 30, 2019	Balance (in millions) as of December 31, 2019	Interest Rate Type	Interest Rate as of December 31, 2019	Maturity Date
Wells Fargo Bank, N.A. Unsecured Revolving Credit Facility	129.0	78.0	146.0	VARIABLE	LIBOR + .090%	01/15/23
Wells Fargo Bank, N.A. Unsecured Term Loan A	150.0	150.0	150.0	VARIABLE	LIBOR + 1.00%	03/31/22
Wells Fargo Bank, N.A. Unsecured Term Loan B	150.0	150.0	150.0	VARIABLE	LIBOR + 1.00%	03/21/21
Wells Fargo Bank, N.A. Unsecured Term Loan C	150.0	150.0	150.0	VARIABLE	LIBOR + 1.00%	09/29/20
Wells Fargo Bank, N.A. (CMBS loan)	52.3	51.9	51.4	FIXED	4.31%	12/01/22
Bank of America, N.A. Unsecured Term Loan D	150.0	150.0	150.0	VARIABLE	LIBOR + 1.00%	01/04/23
Thrivent Financial for Lutherans (Rock Hill 2)	3.7	3.7	3.7	FIXED	4.78%	12/15/23
Wells Fargo Bank, N.A. Unsecured Term Loan E	-	175.0	175.0	VARIABLE	LIBOR +1.00%	01/15/24
Wells Fargo Bank, N.A. Unsecured Term Loan F	-	-	100.0	VARIABLE	LIBOR +1.00%	01/12/25
Series A Unsecured Notes	50.0	50.0	50.0	FIXED	4.98%	10/01/24
Series B Unsecured Notes	50.0	50.0	50.0	FIXED	4.98%	07/01/26
Series C Unsecured Notes	80.0	80.0	80.0	FIXED	4.42%	12/30/26
Series D Unsecured Notes	100.00	100.00	100.00	FIXED	4.32%	02/20/25
Series E Unsecured Notes	20.0	20.0	20.0	FIXED	4.42%	02/20/27
Series F Unsecured Notes	100.0	100.0	100.0	FIXED	3.98%	01/05/23
Series G Unsecured Notes	75.0	75.0	75.0	FIXED	4.10%	06/13/25
Schedule 8.13

Series H Unsecured Notes	100.0	100.0	100.0	FIXED	4.27%	06/13/28
Total	$1,360.0	$1,483.60	$1,651.10
(1)The above amounts are principal amounts only and do not include any unamortized fair market value premiums.

SCHEDULE 11.2
ADMINISTRATIVE AGENT'S OFFICE; CERTAIN ADDRESSES FOR NOTICES
PARENT AND BORROWER:
c/o STAG Industrial, Inc.
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
Attention: Jeffrey M. Sullivan, Esq.
Telephone: 617-936-1343
Telecopier: 617-574-0052
Electronic Mail: jsullivan@stagindustrial.com
Website Address: stagindustrial.com
U.S. Taxpayer Identification Number for the Parent: 27-3099608
U.S. Taxpayer Identification Number for the Borrower: 27-1536464

with a copy to:

DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, MA 02110
Attention: John Sullivan, Esq.
Telephone: 617-406-6000
Telecopier: 617-406-6100
Electronic Mail: john.sullivan@dlapiper.com

ADMINISTRATIVE AGENT:
The Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Wells Fargo Bank, National Association
Commercial Real Estate Loan Services
600 South 4th Street, 8th Floor
MAC N9300-085
Minneapolis, MN 55415
Attention:  Anthony Gangelhoff
Telephone:  612-316-0109
Electronic Mail:  Anthony.gangelhoff@wellsfargo.com

SCHEDULE RO

Chief Executive Officer/President	Benjamin S. Butcher
Chief Financial Officer	William R. Crooker
Chief Operating Officer	Stephen C. Mecke
Chief Accounting Officer	Jaclyn Paul
Secretary	Jeffrey M. Sullivan
Assistant Secretary	Alan H. Simmons

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To: Wells Fargo Bank, National Association, as the Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement, dated as of April 17, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), STAG Industrial, Inc., a Maryland corporation, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
The undersigned hereby requests (select one):
___ A Committed Borrowing of Committed Loans
___ A conversion or continuation of Committed Loans

1. On ____________________________ (a Business Day).
2. In the amount of $____________________.
3. Comprised of ________________________________.
          [Type of Loan requested]

4. For LIBOR Loans: with an Interest Period of [one (1)][two (2)][three (3)][six (6)] month(s).

The Borrowing, if any, requested herein complies with the applicable provisions of Section 2.1 of the Agreement.
BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: STAG Industrial GP, LLC, a Delaware limited liability company, its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer
A - 1
Form of Committed Loan Notice

EXHIBIT B
FORM OF NOTE
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Committed Loan from time to time made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of April 17, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
*******

        Form of Note

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: STAG Industrial GP, LLC, a Delaware limited liability company, its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to Note

COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

        Form of Note

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _______, ____
To: Wells Fargo Bank, National Association, as the Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement, dated as of April 17, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole general partner of the Borrower (the “Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, for itself and as general partner of the Borrower, and that:
[Use the following paragraph 1 for fiscal year-end financial statements]
1. The Parent has delivered the year-end audited financial statements required by Section 7.1(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use the following paragraph 1 for fiscal quarter-end financial statements]
1. The Parent has delivered the unaudited financial statements required by Section 7.1(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Companies in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Companies during the accounting period covered by such financial statements.
3. A review of the activities of the Companies during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Companies performed and observed all of their Obligations under the Loan Documents, and
[select one:]
[during such fiscal period each Company has performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Form of Compliance Certificate

--or--
[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4. The representations and warranties of the Parent and the Borrower contained in Article VI of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 6.5(b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.1(b) of the Agreement, in each case, including the statements delivered in connection with this Compliance Certificate.
5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of    , 20__.
BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: STAG Industrial GP, LLC, a Delaware limited liability company, its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer

PARENT:

STAG INDUSTRIAL, INC.,
a Maryland corporation

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I. Section 8.14(a) – Maximum Consolidated Leverage Ratio.
A. Consolidated Total Debt as of the Statement Date:	$
B. Total Asset Value as of the Statement Date (See Schedule 2):	$
C. Consolidated Leverage Ratio (Line I.A divided by Line I.B):	%
Maximum permitted:	60%
II. Section 8.14(b) – Maximum Secured Leverage Ratio.
A. Secured Indebtedness as of the Statement Date:	$
B. Total Asset Value as of the Statement Date (See Schedule 2):	$
C. Secured Leverage Ratio (Line II.A divided by Line II.B):	%
Maximum permitted:	40%
III. Section 8.14(c) – Maximum Unencumbered Leverage Ratio.
A. Unsecured Indebtedness as of the Statement Date:	$
B. Unencumbered Asset Value as of the Statement Date (See Schedule 2):	$
C. Unencumbered Leverage Ratio (Line III.A divided by Line III.B):	%
Maximum permitted:	60%
IV. Section 8.14(e) – Minimum Fixed Charge Ratio.
A. Consolidated EBITDA for the fiscal quarter ending on the Statement Date (the “Subject Period”), annualized (See Schedule 2):	$
B. Consolidated Fixed Charges for the Subject Period, annualized (See Schedule 2):	$
C. Fixed Charge Ratio (Line IV.A. divided by Line IV.B):	to 1
Minimum required:	1.5 to 1.0
V. Section 8.14(f) – Minimum Unsecured Interest Coverage Ratio.
A. Unencumbered Adjusted NOI (See Schedule 2):	$
B. Unsecured Interest Expense (See Schedule 2):	$
C. Unsecured Interest Coverage Ratio (Line V.A divided by Line V.B):	$
Minimum required:	1.75 to 1.00

        Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

CALCULATION OF TOTAL ASSET VALUE, Unencumbered Asset Value, CONSOLIDATED EBITDA, CONSOLIDATED FIXED CHARGES, Unencumbered ADJUSTED NOI, Unsecured Interest Expense, ETC.

(all in accordance with the definition for such term as set forth in the Agreement)

        [Provide Various Calculations]

        Form of Compliance Certificate

EXHIBIT D-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all such outstanding rights and obligations of [the Assignor][the respective Assignors] with respect to the Loans described below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1. Assignor[s]: _______________________
         _______________________
2. Assignee[s]: _______________________
1  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3  Select as appropriate.
4  Include bracketed language if there are either multiple Assignors or multiple Assignees.
        D-1 - 1
        Form of Assignment and Assumption

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3. Borrower: STAG Industrial Operating Partnership, L.P., a Delaware limited partnership
4. Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Term Loan Agreement
5. Term Loan Agreement:  Term Loan Agreement, dated as of April 17, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Term Loan Agreement”), among the Borrower, STAG Industrial, Inc., Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent
6. Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loans for all Lenders[7]	Amount of Loans Assigned	Percentage Assigned of Loans[8]	CUSIP Number
		$______	$______	______%
		$______	$______	______%
		$______	$______	______%

[7. Trade Date: __________________]9
Effective Date: __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

5  List each Assignor, as appropriate.
6  List each Assignee, as appropriate.
7  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
9  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
        D-1 - 2
        Form of Assignment and Assumption

ASSIGNOR

[NAME OF ASSIGNOR]
By:_______________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_______________________
Name:
Title:

        D-1 - 3
        Form of Assignment and Assumption

[Consented to and]10 Accepted:
Wells Fargo Bank, National Association,
as the Administrative Agent

By: _______________________
Name:
Title:

10  To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement.
        D-1 - 4
        Form of Assignment and Assumption

[Consented to:]11
BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By: STAG Industrial GP, LLC, a Delaware limited liability
company, its General Partner

By:_______________________
Name:
Title: Authorized Officer

11  To be added only if the consent of Borrower and/or other parties is required by the terms of the Term Loan Agreement.
        D-1 - 5
        Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 11.6(b)(iii) and (v) of the Term Loan Agreement (subject to such consents, if any, as may be required under Section 11.6(b)(iii) of the Term Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most-recent financial statements delivered pursuant to Sections 7.1(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective
        D-1 - 6
        Form of Assignment and Assumption

Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

        D-1 - 7
        Form of Assignment and Assumption

EXHIBIT D-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
(see attached)
Administrative Details Questionnaire
D-2 - 1
Form of Administrative Questionnaire

Borrower: STAG Industrial Operating Partnership, L.P., a Delaware limited partnership

Agent Address:	Wells Fargo Bank, National Association	Return form to:
	Loan Service Operations	Telephone:
Facsimile:
E-mail:
	Attn:	Email Cc:

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:
Signature Block Information:

         Signing
         Term Loan Agreement:   Yes   No
         Coming in via Assignment:   Yes   No

Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle or Other, please specify)

Taxpayer ID Number:  _____________________
Foreign Entity: Yes  No ________

Country of Origin ________________
(If yes, please complete and return appropriate FOREIGN IRS Form [usually Form W-8BEN or W-ECI])
D-2 - 2
Form of Administrative Questionnaire

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.
	Primary Credit Contact	Secondary Credit Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:
	Primary Operations Contact	Secondary Operations Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:
PLEASE COMPLETE FOR ANY ELECTRONIC DISTRIBUTION CONTACTS (In addition to contacts listed above).
D-2 - 3
Form of Administrative Questionnaire

Name:
Working Title:
Address:

Telephone:
E-Mail Address:
Access Level Operational or Credit:
D-2 - 4
Form of Administrative Questionnaire

Lender’s Domestic Wire Instructions
Bank Name:
City and State:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions (please include wiring instructions for EACH currency as applicable)
Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:
SWIFT:
Country of Origin:
, hereby authorizes Wells Fargo Bank to rely on the payment instructions contained in this Administrative Details Form.

By: _____________________________

Its: ______________________________

TAX REPORTING INFORMATION (PLEASE REVIEW THE INFORMATION BELOW AND SUBMIT THE APPROPRIATE IRS TAX FORM ALONG WITH THIS COMPLETED ADMINISTRATIVE DETAILS QUESTIONNAIRE).

Tax Documents

U.S. DOMESTIC INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

•Attach Form W-9 for current Tax Year
•Confirm Tax ID Number:

FOREIGN INSTITUTIONS:
D-2 - 5
Form of Administrative Questionnaire

I. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:
a.) Form W8BEN (Certificate of Foreign Status of Beneficial Owner),
b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business),
c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

•Attach Form W-8 for current Tax Year
•Confirm Tax ID Number:

II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

•Attach Form W-8 for current Tax Year
•Confirm Tax ID Number:

Pursuant to the language contained in the tax section of the Term Loan Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

D-2 - 6
Form of Administrative Questionnaire

EXHIBIT E
Form of Disbursement Instruction Agreement

Borrower: STAG Industrial Operating Partnership, L.P., a Delaware limited partnership
Administrative Agent: Wells Fargo Bank, National Association

Loan: Loan number 1015070-1made pursuant to that certain Term Loan Agreement dated as of April 17, 2020 among the Borrower, STAG Industrial, Inc., a Maryland corporation and the sole general partner of the Borrower, the Administrative Agent, Wells Fargo Securities, LLC, and the Lenders from time to time party thereto, as amended from time to time

Effective Date: April 17, 2020

Check applicable box:

•New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
•Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;
(2)to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and
(3)to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement or an email instruction or other written communication, or telephonic request pursuant to Section 2.2(a) of the Term Loan Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
N/A
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

Form of Disbursement Instruction Agreement

Direct Deposit: Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
N/A
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

Direct Deposit: Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Restricted Account Disbursements

Restricted Account Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Restricted Account Disbursement Authorizer”) to disburse funds from a Restricted Account and to initiate Disbursements in connection therewith (each, a “Restricted Account Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Restricted Account Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
N/A
If there are no restrictions described here, any Restricted Account Disbursement Authorizer may submit a Disbursement Request for all available funds.

Permitted Wire Transfers: Disbursement Requests for Restricted Account Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Restricted Account Disbursement Exhibit. All wire instructions must be in the format specified on the Restricted Account Disbursement Exhibit.

Names of Receiving Parties for Restricted Account Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Restricted Account Disbursement Exhibit)
1.
2.
3.

Form of Disbursement Instruction Agreement

Direct Deposit: Disbursement Requests for Restricted Account Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:
Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: STAG Industrial GP, LLC, a Delaware limited liability company, its General Partner

By:_______________________
Name: Stephen C. Mecke
Title: Authorized Officer

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Term Loan Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made provided such funds transfer system complies with the requirements of the Term Loan Agreement. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank prohibited by government authority or Administrative Agent or any Lender’s policies or requirements; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Form of Disbursement Instruction Agreement

Limitation of Liability. Administrative Agent and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT and the Term Loan Agreement, except to the extent expressly set forth in Section 11.4(e) of the Term Loan Agreement.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Term Loan Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)
SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Form of Disbursement Instruction Agreement

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

RESTRICTED ACCOUNT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

Form of Disbursement Instruction Agreement

EXHIBIT F-1
FORM OF PARENT GUARANTY

THIS PARENT GUARANTY AGREEMENT (this “Guaranty”) is executed as of April 17, 2020, by STAG INDUSTRIAL, INC., a Maryland corporation, (“Guarantor”), for the benefit of the Credit Parties (defined below).

        RECITALS:

A.STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (“Borrower”) may, from time to time, be indebted to the Credit Parties pursuant to (i) that certain Term Loan Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among the Borrower, the Guarantor, the Lenders now or hereafter party to the Credit Agreement (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the benefit of the Lenders (“Administrative Agent”) and (ii) any Swap Contract entered into by the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender (other than any Excluded Swap Obligation) that relates solely to the Obligations (any such Swap Contract, a “Designated Swap Contract”) (Administrative Agent, the Lenders and any Specified Derivatives Providers, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B.The Guarantor is a limited partner of, and holds Equity Interests in, the Borrower and will benefit from the Credit Parties’ extension of credit to the Borrower.

C.This Guaranty is integral to the transactions contemplated by the Loan Documents and Designated Swap Contracts, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to the Borrower under the Loan Documents and Designated Swap Contracts.

        NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans to the Borrower thereunder and enter into any Designated Swap Contracts, and to extend such credit to the Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) and hereby agrees as follows:

Section 1.Nature of Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to the Credit Parties arising under the Credit Agreement, the other Loan Documents and Designated Swap Contracts (including, without limitation, all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) including, without limitation, any and all environmental indemnifications contained in the Loan Documents or Designated

Swap Contracts (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

Section 2.No Setoff or Deductions; Taxes. The Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If the Guarantor must make a payment under this Guaranty, then the Guarantor represents and warrants that it will make the payment from its offices located in the United States of America to the Administrative Agent, for the benefit of the Credit Parties, so that no withholding tax is imposed on such payment. Notwithstanding the foregoing, if the Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than Excluded Taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 2, then the Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each Credit Party, as applicable, receives the sum it would have received had no such deduction or withholding been made and shall also pay to the Administrative Agent, for the benefit of the Credit Parties, on demand, all additional amounts which the Administrative Agent specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed. The Guarantor shall promptly provide the Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

Section 3.No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. All payments under this Guaranty shall be made at the Administrative Agent’s Office in Dollars.

Section 4.Waiver of Notices. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment, notice of intent to accelerate, notice of acceleration, and any other notices to which the Guarantor might otherwise be entitled.

Section 5.No Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 6.Waiver of Suretyship Defenses. The Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the

Borrower or with any other person or entity liable on any of the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations, or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any right to enforce any remedy which the Guarantor now has or may hereafter have against the Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent for the benefit of the Credit Parties. Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

Section 7.Exhaustion of Other Remedies Not Required. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. The Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against the Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against the Guarantor.

Section 8.Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded, or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

Section 9.Subordination. The Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to the Guarantor, (c) held by or are to be held by the Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations. The Guarantor agrees not to accept any payment of such Subordinated Debt from the Borrower if a Default exists. If the Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then the Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to the Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

Section 10.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of the Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent.

Section 11.Indemnification and Expenses.

(a)The Guarantor shall indemnify each Credit Party and each Related Party of any of the Credit Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including, without limitation, the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery or enforcement of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of the Administrative Agent and its Related Parties only, the administration of this Guaranty; or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee and its Related Parties, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties.

(b)The Guarantor shall pay to the Administrative Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of any Credit Party in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

Section 12.Amendments. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.Notices. Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.2 of the Credit Agreement. All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to the Borrower or Guarantor then to the address as follows: c/o STAG Industrial, Inc. One Federal Street, 23rd Floor, Boston, Massachusetts 02110 Attention: Jeffrey M. Sullivan, Esq. Telephone No: 617-936-1343, Telecopier No.: 617-574-0052, with a copy to DLA Piper LLP (US) 1251 Avenue of Americas, New York, NY, 10020, Attention: Jamie Knox, Telephone No: 212-335-4992 and (ii) if addressed to the Administrative Agent then to the address as follows: Wells Fargo Bank, National Association, Commercial Real Estate Loans, 600 South 4th Street, 8th Floor, Minneapolis, MN 55415, MAC N9300-085, Attention: Anthony Gangelhoff, Telephone No: 612-316-0109. Any party to this Guaranty may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in Section 11.2(d) of the Credit Agreement.

Section 14.No Waiver; Enforceability. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 15.Assignment. This Guaranty shall: (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. The Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning the Guarantor, this Guaranty, and any security for this Guaranty to the extent permitted under, and in compliance with, the terms of the Credit Agreement.

Section 16.Condition of the Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business, and operations of the Borrower as the Guarantor requires, and that no Credit Party shall have any duty, and the Guarantor is not relying on any Credit Party at any time, to disclose to the Guarantor any information relating to the business, operations, or financial condition of the Borrower.

Section 17.Rights of Setoff. If and to the extent any payment is not made when due hereunder, then the Administrative Agent and each other Credit Party (with the prior consent of the Administrative Agent) may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Administrative Agent or such other Credit Party.

Section 18.Other Guarantees. Unless otherwise agreed by the Administrative Agent, the applicable Credit Party and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Credit Parties or any term or provision thereof.

Section 19.GOVERNING LAW; JURISDICTION; ETC.

(a)GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON

THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 19(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.2 OF THE CREDIT AGREEMENT PROVIDED THAT, IN THE CASE OF SERVICE ON THE GUARANTOR A COPY IS ALSO DELIVERED TO JEFFREY M. SULLIVAN, SECRETARY FOR GUARANTOR (WHOSE CONTACT INFORMATION IS NOTED IN SECTION 13 ABOVE). NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

Section 20.Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 21.FINAL AGREEMENT. This Guaranty, the other Loan Documents AND DESIGNATED SWAP CONTRACTS constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

PARENT:
STAG INDUSTRIAL, INC.,
a Maryland corporation

By:_______________________
Name:
Title: Authorized Officer

        Form of Parent Guaranty

EXHIBIT F-2
FORM OF SUBSIDIARY GUARANTY
THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty”) is executed as of April 17, 2020, by EACH OF THE SUBSIDIARIES OF STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), LISTED ON SCHEDULE 1 ATTACHED HERETO or who become a party hereto pursuant to Section 21 below (each a “Guarantor” and collectively, “Guarantors”), for the benefit of the Credit Parties (defined below).

        RECITALS:

A.The Borrower may, from time to time, be indebted to the Credit Parties pursuant to (i) that certain Term Loan Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among the Borrower, STAG Industrial, Inc., a Maryland corporation, the sole member of the sole general partner of the Borrower (“Parent”), the Lenders now or hereafter party to the Credit Agreement (the “Lenders”), and Wells Fargo Bank, National Association, as the Administrative Agent for the benefit of the Lenders (“Administrative Agent”) and (ii) any Swap Contract entered into by the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender (other than any Excluded Swap Obligation) that relates solely to the Obligations (any such Swap Contract, a “Designated Swap Contract”) (Administrative Agent, the Lenders and any Specified Derivatives Providers, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B.Each Guarantor is a Subsidiary of the Borrower and will, directly or indirectly, benefit from the Credit Parties’ extension of credit to the Borrower.

C.This Guaranty is integral to the transactions contemplated by the Loan Documents and Designated Swap Contracts, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to Borrower under the Loan Documents and Designated Swap Contracts.

        NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans to the Borrower thereunder and enter into any Designated Swap Contracts, and to extend such credit to the Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantors hereby jointly and severally guarantee payment of the Guaranteed Obligations (hereinafter defined) and hereby agree as follows:

1.Nature of Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to the Credit Parties arising under the Credit Agreement, the other Loan Documents and Designated Swap Contracts (including, without limitation, all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) including, without limitation, any and all environmental indemnifications contained in the Loan Documents or Designated Swap Contracts (collectively, the “Guaranteed Obligations”). The

Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty.

2.No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is formed and resident in the United States of America. All payments by any Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, then such Guarantor represents and warrants that it will make the payment from its offices located in the United States of America to the Administrative Agent, for the benefit of the Credit Parties, so that no withholding tax is imposed on such payment. Notwithstanding the foregoing, if any Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than Excluded Taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 2, then such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each Credit Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to the Administrative Agent, for the benefit of the Credit Parties, on demand, all additional amounts which the Administrative Agent specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed. The Guarantors shall promptly provide the Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. All payments under this Guaranty shall be made at the Administrative Agent’s Office in Dollars.

4.Waiver of Notices. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment, notice of intent to accelerate, notice of acceleration, and any other notices to which any Guarantor might otherwise be entitled.

5.No Subrogation. No Guarantor shall exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.Waiver of Suretyship Defenses. Each Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to the Guarantors, make any agreement with the Borrower or
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with any other person or entity liable on any of the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations, or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of any Guarantor under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that any Guarantor’s obligations exceed or are more burdensome than those of the Borrower and waives the benefit of any statute of limitations affecting the liability of any Guarantor hereunder. Each Guarantor waives any right to enforce any remedy which such Guarantor now has or may hereafter have against the Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent for the benefit of the Credit Parties. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

7.Exhaustion of Other Remedies Not Required. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against the Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against any Guarantor.

8.Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded, or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.Subordination. Each Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to such Guarantor, (c) held by or are to be held by such Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations. Each Guarantor agrees not to accept any payment of such Subordinated Debt from the Borrower if a Default exists. If any Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then such Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to the Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

10.Information. Each Guarantor agrees to furnish promptly to the Administrative Agent any and all financial or other information regarding such Guarantor or its property as the Administrative Agent may reasonably request in writing.

11.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of the Borrower or
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any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Administrative Agent.

12.Indemnification and Expenses.

(a) Each Guarantor shall indemnify each Credit Party and each Related Party of any of the Credit Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including, without limitation, the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery or enforcement of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of the Administrative Agent and its Related Parties only, the administration of this Guaranty; or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee and its Related Parties, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties.

(b) Each Guarantor shall pay to the Administrative Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of any Credit Party in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of the Guarantors under the preceding sentence shall survive termination of this Guaranty.

13.Amendments. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and each Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

14.Notices. Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.2 of the Credit Agreement. All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to the Borrower or any Guarantor then to the address as follows: c/o STAG Industrial, Inc. One Federal Street, 23rd Floor, Boston, Massachusetts 02110 Attention: Jeffrey M. Sullivan, Esq. Telephone No: 617-936-1343, Telecopier No.: 617-574-0052, with a copy to DLA Piper LLP (US) 1251 Avenue of Americas, New York, NY, 10020, Attention: Jamie Knox, Telephone No: 212-335-4992 and (ii) if addressed to the Administrative Agent then to the address as follows: Wells Fargo Bank, National Association, Commercial Real Estate Loans, 600 South 4th Street, 8th Floor, Minneapolis, MN 55415, MAC N9300-085, Attention: Anthony Gangelhoff, Telephone No: 612-316-0109. Any party to this Guaranty may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in Section 11.2(d) of the Credit Agreement.
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15.No Waiver; Enforceability. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

16.Assignment. This Guaranty shall: (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning any Guarantor, this Guaranty, and any security for this Guaranty to the extent permitted under, and in compliance with, the terms of the Credit Agreement.

17.Condition of the Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business, and operations of the Borrower as Guarantors require, and that no Credit Party shall have any duty, and the Guarantors are not relying on any Credit Party at any time, to disclose to the Guarantors any information relating to the business, operations, or financial condition of the Borrower.

18.Rights of Setoff. If and to the extent any payment is not made when due hereunder, then the Administrative Agent and each other Credit Party (with the prior consent of the Administrative Agent) may setoff and charge from time to time any amount so due against any or all of the Guarantors’ accounts or deposits with the Administrative Agent or such other Credit Party.

19.Other Guarantees. Unless otherwise agreed by the Administrative Agent, the applicable Credit Party and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Credit Parties or any term or provision thereof.

20.Representations and Warranties; Loan Documents. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents and Designated Swap Contracts are applicable by their terms to such Guarantor and shall be imposed upon such Guarantor, and each Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the setoff provisions as noted in Section 18 above in favor of the Credit Parties. In the event the Credit Agreement, any other Loan Document or Designated Swap Contract shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, such terms, covenants, and agreements of the Credit Agreement or such other Loan Document or Designated Swap Contract incorporated herein by this reference and which are, by their terms, made applicable to any Guarantors shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.

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21.Additional Guarantors. The initial Guarantors hereunder shall be each of the Subsidiary Guarantors of the Borrower that are signatories hereto and that are listed on Schedule 1 attached hereto. From time to time subsequent to the time hereof, additional Subsidiary Guarantors of the Borrower may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by the Administrative Agent not to cause any Subsidiary Guarantor of the Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

22.Release of Guarantors. Subject to the provisions of the Credit Agreement, a Guarantor may be released from its obligations under this Guaranty by the Administrative Agent’s execution of a Release of Guarantor in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

23.Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 23(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
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EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.2 OF THE CREDIT AGREEMENT PROVIDED THAT, IN THE CASE OF SERVICE ON ANY GUARANTOR A COPY IS ALSO DELIVERED TO JEFFREY M. SULLIVAN, SECRETARY FOR THE BORROWER AND PARENT (WHOSE CONTACT INFORMATION IS NOTED IN SECTION 14 ABOVE). NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

24.Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

25. Acknowledgment of Benefits; Contribution; Effect of Avoidance Provisions.

(a) Each Guarantor acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrower pursuant to the Credit Agreement and the entry by the Borrower into Designated Swap Contracts; that the benefits received by such Guarantor are reasonably equivalent consideration for such Guarantor's execution of this Guaranty; and that such benefits include, without limitation, the access to capital afforded to the Borrower pursuant to the Credit Agreement from which the activities of such Guarantor will be supported, the refinancing of certain existing indebtedness of the Borrower and such Guarantor from the proceeds of the Loans, and the ability to refinance that indebtedness at a lower interest rate and otherwise on more favorable terms than would be available to it if the Properties owned by such Guarantor’s were being financed on a stand-alone basis. Each Guarantor is executing this Agreement and the other Loan Documents in consideration of those benefits received by it.

(b) Each Guarantor hereby agrees as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law.  Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly and irrevocably paid in full, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been indefeasibly and irrevocably paid in full.

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(c) It is the intent of each Guarantor, the Administrative Agent and the Lenders that in any proceeding under any Debtor Relief Laws, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Lenders under the Loan Documents) to be avoidable or unenforceable against such Guarantor in such proceeding as a result of applicable Laws, including, without limitation, (i) Section 548 of the Bankruptcy Code of the United States and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise. The Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Credit Parties under the Loan Documents and Designated Contracts) shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to the greater of (A) the amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred by such Guarantor under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Credit Parties under the Loan Documents or Designated Swap Contracts), to be subject to avoidance under the Avoidance Provisions or (B) the amount which, as of the time demand is made hereunder upon such Guarantor for payment on account of the Guaranteed Obligations, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Credit Parties under the Loan Documents and the Designated Swap Contracts), to be subject to avoidance under the Avoidance Provisions. The provisions under this Section are intended solely to preserve the rights of the Administrative Agent and the Lender hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Credit Parties that would not otherwise be available to such Person under the Avoidance Provisions.

26.Final Agreement. This Guaranty, the other Loan Documents AND DESIGNATED SWAP CONTRACTS constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. there are no unwritten oral agreements between the parties.

27. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until termination of this Guaranty in accordance with Section 3 hereof.  Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party (including the Borrower) that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract
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participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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Signature Pages Follow]

F-2-9

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

STAG Investments Holdings III, LLC
STAG III Boardman, LLC
STAG III Malden, LLC
STAG Investments Holdings IV, LLC
STAG IV Seville, LLC
STIR Investments GP IV, LLC
STAG GI Investments Holdings, LLC
STAG GI New Jersey, LLC
STAG GI Rogers, LLC
STAG GI Streetsboro, LLC
STAG Industrial Holdings, LLC
STAG TX GP 2, LLC
STAG Edgefield, LLC
STAG Pineville, LLC
STAG Portland 2, LLC
STAG Reading, LLC
STAG Spartanburg, LLC
STAG Portage, LLC
STAG Simpsonville, LLC
STAG De Pere, LLC
STAG Duncan, LLC
STAG Gurnee, LLC
STAG Montgomery, LLC
STAG Woodstock, LLC
STAG Columbia, LLC
STAG DeKalb, LLC
STAG Williamsport, LLC
STAG Belvidere I, LLC
STAG Belvidere III, LLC
STAG Belvidere IV, LLC
STAG Belvidere V, LLC
STAG Belvidere VI, LLC
STAG Belvidere VII, LLC
STAG Belvidere VIII, LLC
STAG Belvidere IX, LLC
STAG Hampstead, LLC
STAG New Hope, LLC
STAG Harvard, LLC
STAG Sauk Village, LLC
STAG Allentown, LLC
STAG Mechanicsburg 1, LLC
STAG Mechanicsburg 2, LLC
STAG Mechanicsburg 3, LLC
F-2-10
Signature Page to
Subsidiary Guaranty Agreement

STAG Gurnee 2, LLC
STAG Germantown, LLC
STAG Elizabethtown, LLC
STAG CA GP, LLC
STAG Spartanburg 3, LLC
STAG Burlington, LLC
STAG North Haven, LLC
STAG Stoughton 1, LLC
STAG Stoughton 2, LLC
STAG Fairborn, LLC
STAG Machesney Park, LLC
STAG Libertyville 1, LLC
STAG Libertyville 2, LLC
STAG Greer, LLC
STAG Piedmont 1, LLC
STAG Piedmont 2, LLC
STAG Piedmont 3, LLC
STAG Belvidere 10, LLC
STAG Laurens, LLC
STAG Lancaster, LLC
STAG Burlington 2, LLC
STAG Norton, LLC
STAG NC GP, LLC
STAG Sparks 2, LLC
STAG York, LLC
STAG NC GP 2, LLC
STAG TX GP, LLC
STAG Louisville, LLC
STAG Lebanon, LLC
STAG West Columbia 3, LLC
STAG McHenry 2, LLC
STAG Romulus 2, LLC
STAG South Saint Paul, LLC
STAG Plymouth 3, LLC
STAG Burlington 3, LLC
STAG Livonia 1, LLC
STAG Livonia 2, LLC
STIR Investments GP III, LLC
STIR Investments GP, LLC

each a Delaware limited liability company

By: _______________________________
Name:
Title:
(Signatures continue on the next page)

F-2-11
Signature Page to
Subsidiary Guaranty Agreement

STAG III Arlington, L.P.
a Delaware limited partnership

By: STIR Investments GP III, LLC,
a Delaware limited liability company,
its General Partner

By: __________________________
Name:
Title:

STAG IV Waco, L.P.,
a Delaware limited partnership

By: STIR Investments GP IV, LLC,
a Delaware limited liability company,
its General Partner

By: _______________________________
Name:
Title:

(Signatures continue on the next page)

F-2-12
Signature Page to
Subsidiary Guaranty Agreement

STAG Arlington 2, L.P.
STAG Houston 2, L.P.
STAG Garland, LP
STAG El Paso 1, LP
STAG El Paso 2, LP
STAG El Paso 3, LP
STAG El Paso 4, LP
STAG Houston 4, LP
STAG El Paso 5, LP
STAG TX Holdings, LP
STAG Rockwall, L.P.
STAG IND Stafford, LP
STAG IND El Paso 6, LP
STAG IND Houston 9, LP
STAG IND Houston 11, LP
STAG IND Mission, LP
STAG Katy, LP
STAG Katy 2, LP
STAG West Houston, LP
STAG Houston 14, LP

each a Delaware limited partnership

By: STAG TX GP 2, LLC
a Delaware limited liability company,
their General Partner

By: ________________________________
Name:
Title:

(Signatures continue on the next page)

F-2-13
Signature Page to
Subsidiary Guaranty Agreement

STAG NC Holdings, LP
a Delaware limited partnership

By: STAG NC GP, LLC,
a Delaware limited liability company,
their General Partner

By: _______________________________
Name:
Title:

STAG Mooresville 2, LP
a Delaware limited partnership

By: STAG NC GP 2, LLC,
a Delaware limited liability company,
its General Partner

By: _______________________________
Name:
Title:

STAG El Paso, LP
a Delaware limited partnership

By: STIR Investments GP, LLC
a Delaware limited liability company,
its General Partner

By: _______________________________
Name:
Title:

F-2-14
Signature Page to
Subsidiary Guaranty Agreement

SCHEDULE 1
INITIAL GUARANTORS
1.STAG Investments Holdings III, LLC, a Delaware limited liability company
2.STAG III Arlington, L.P., a Delaware limited partnership
3.STAG III Boardman, LLC, a Delaware limited liability company
4.STAG III Malden, LLC, a Delaware limited liability company
5.STIR Investments GP III, LLC, a Delaware limited liability company
6.STAG Investments Holdings IV, LLC, a Delaware limited liability company
7.STAG IV Seville, LLC, a Delaware limited liability company
8.STAG IV Waco, L.P., a Delaware limited partnership
9.STIR Investments GP IV, LLC, a Delaware limited liability company
10.STAG GI Investments Holdings, LLC, a Delaware limited liability company
11.STAG GI New Jersey, LLC, a Delaware limited liability company
12.STAG Industrial Holdings, LLC, a Delaware limited liability company
13.STAG Arlington 2, L.P., a Delaware limited partnership
14.STAG TX GP 2, LLC, a Delaware limited liability company
15.STAG Edgefield, LLC, a Delaware limited liability company
16.STAG Pineville, LLC, a Delaware limited liability company
17.STAG Portland 2, LLC, a Delaware limited liability company
18.STAG Reading, LLC, a Delaware limited liability company
19.STAG Spartanburg, LLC, a Delaware limited liability company
20.STAG Portage, LLC, a Delaware limited liability company
21.STAG El Paso, LP, a Delaware limited partnership
22.STIR Investments GP, LLC, a Delaware limited liability company
23.STAG Simpsonville, LLC, a Delaware limited liability company
24.STAG De Pere, LLC, a Delaware limited liability company
25.STAG Duncan, LLC, a Delaware limited liability company
26.STAG Gurnee, LLC, a Delaware limited liability company
F-2-15
Schedule 1 to Form of Subsidiary Guaranty

27.STAG Montgomery, LLC, a Delaware limited liability company
28.STAG Woodstock, LLC, a Delaware limited liability company
29.STAG Columbia, LLC, a Delaware limited liability company
30.STAG DeKalb, LLC, a Delaware limited liability company
31.STAG Houston 2, L.P., a Delaware limited partnership
32.STAG Williamsport, LLC, a Delaware limited liability company
33.STAG Belvidere I, LLC, a Delaware limited liability company
34.STAG Belvidere III, LLC, a Delaware limited liability company
35.STAG Belvidere IV, LLC, a Delaware limited liability company
36.STAG Belvidere V, LLC, a Delaware limited liability company
37.STAG Belvidere VI, LLC, a Delaware limited liability company
38.STAG Belvidere VII, LLC, a Delaware limited liability company
39.STAG Belvidere VIII, LLC, a Delaware limited liability company
40.STAG Belvidere IX, LLC, a Delaware limited liability company
41.STAG Hampstead, LLC, a Delaware limited liability company
42.STAG New Hope, LLC, a Delaware limited liability company
43.STAG Harvard, LLC, a Delaware limited liability company
44.STAG Sauk Village, LLC, a Delaware limited liability company
45.STAG Allentown, LLC, a Delaware limited liability company
46.STAG Garland, LP, a Delaware limited partnership
47.STAG El Paso 1, LP, a Delaware limited partnership
48.STAG El Paso 2, LP, a Delaware limited partnership
49.STAG El Paso 3, LP, a Delaware limited partnership
50.STAG El Paso 4, LP, a Delaware limited partnership
51.STAG Mechanicsburg 1, LLC, a Delaware limited liability company
52.STAG Mechanicsburg 2, LLC, a Delaware limited liability company
53.STAG Mechanicsburg 3, LLC, a Delaware limited liability company
54.STAG Gurnee 2, LLC, a Delaware limited liability company
F-2-16
Schedule 1 to Form of Subsidiary Guaranty

55.STAG Germantown, LLC, a Delaware limited liability company
56.STAG Elizabethtown, LLC, a Delaware limited liability company
57.STAG CA GP, LLC, a Delaware limited liability company
58.STAG Spartanburg 3, LLC, a Delaware limited liability company
59.STAG Houston 4, LP, a Delaware limited partnership
60.STAG Burlington, LLC, a Delaware limited liability company
61.STAG North Haven, LLC, a Delaware limited liability company
62.STAG Stoughton 1, LLC, a Delaware limited liability company
63.STAG Stoughton 2, LLC, a Delaware limited liability company
64.STAG Fairborn, LLC, a Delaware limited liability company
65.STAG El Paso 5, LP, a Delaware limited partnership
66.STAG Machesney Park, LLC, a Delaware limited liability company
67.STAG Libertyville 1, LLC, a Delaware limited liability company
68.STAG Libertyville 2, LLC, a Delaware limited liability company
69.STAG Greer, LLC, a Delaware limited liability company
70.STAG Piedmont 1, LLC, a Delaware limited liability company
71.STAG Piedmont 2, LLC, a Delaware limited liability company
72.STAG Piedmont 3, LLC, a Delaware limited liability company
73.STAG Belvidere 10, LLC, a Delaware limited liability company
74.STAG Laurens, LLC, a Delaware limited liability company
75.STAG Lancaster, LLC, a Delaware limited liability company
76.STAG Burlington 2, LLC, a Delaware limited liability company
77.STAG Norton, LLC, a Delaware limited liability company
78.STAG TX Holdings, LP, a Delaware limited partnership
79.STAG NC GP, LLC, a Delaware limited liability company
80.STAG NC Holdings, LP, a Delaware limited partnership
81.STAG Sparks 2, LLC, a Delaware limited liability company
82.STAG Rockwall, L.P., a Delaware limited partnership
F-2-17
Schedule 1 to Form of Subsidiary Guaranty

83.STAG Lebanon, LLC, a Delaware limited liability company
84.STAG York, LLC, a Delaware limited liability company
85.STAG Mooresville 2, LP, a Delaware limited partnership
86.STAG GI Streetsboro, LLC, a Delaware limited liability company
87.STAG Louisville, LLC, a Delaware limited liability company
88.STAG TX GP, LLC, a Delaware limited liability company
89.STAG NC GP 2, LLC, a Delaware limited liability company
90.STAG GI Rogers, LLC, a Delaware limited liability company
91.STAG West Columbia 3, LLC, a Delaware limited liability company
92.STAG IND Stafford, LP, a Delaware limited partnership
93.STAG IND El Paso 6, LP, a Delaware limited partnership
94.STAG IND Houston 9, LP, a Delaware limited partnership
95.STAG McHenry 2, LLC, a Delaware limited liability company
96.STAG Romulus 2, LLC, a Delaware limited liability company
97.STAG South Saint Paul, LLC, a Delaware limited liability company
98.STAG IND Houston 11, LP, a Delaware limited partnership
99.STAG IND Mission, LP, a Delaware limited partnership
100.STAG Plymouth 3, LLC, a Delaware limited liability company
101.STAG Burlington 3, LLC, a Delaware limited liability company
102.STAG Livonia 1, LLC, a Delaware limited liability company
103.STAG Livonia 2, LLC, a Delaware limited liability company
104.STAG Katy, LP, a Delaware limited partnership
105.STAG Katy 2, LP, a Delaware limited partnership
106.STAG West Houston, LP, a Delaware limited partnership
107.STAG Houston 14, LP, a Delaware limited partnership
F-2-18
Schedule 1 to Form of Subsidiary Guaranty

EXHIBIT A

COUNTERPART TO SUBSIDIARY GUARANTY AGREEMENT

Reference is hereby made to that certain Subsidiary Guaranty Agreement (hereinafter the “Subsidiary Guaranty”) dated as of April 17, 2020, executed and delivered by the parties listed on SCHEDULE 1 ATTACHED HERETO pursuant to that certain Term Loan Agreement dated as of April 17, 2020 (as from time to time may be amended, modified, or restated, the “Credit Agreement”), by and among Stag Industrial Operating Partnership, L.P. as Borrower, STAG Industrial, Inc., a Maryland corporation, as Parent of Borrower, Wells Fargo Bank, National Association, as the Administrative Agent and each lender, including the Administrative Agent, from time to time party to the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Subsidiary Guaranty.

        In witness whereof, the undersigned Additional Guarantor has caused this Subsidiary Guaranty Agreement to be executed and delivered by its officer thereunto duly authorized as of __________ ___, 20___.

[NAME OF ADDITIONAL GUARANTOR]

By:_______________________
Name:
Title:

F-2-19
Exhibit A to Form of Subsidiary Guaranty

SCHEDULE 1
EXISTING SUBSIDIARY GUARANTORS
1.STAG Investments Holdings III, LLC, a Delaware limited liability company
2.STAG III Arlington, L.P., a Delaware limited partnership
3.STAG III Boardman, LLC, a Delaware limited liability company
4.STAG III Malden, LLC, a Delaware limited liability company
5.STIR Investments GP III, LLC, a Delaware limited liability company
6.STAG Investments Holdings IV, LLC, a Delaware limited liability company
7.STAG IV Seville, LLC, a Delaware limited liability company
8.STAG IV Waco, L.P., a Delaware limited partnership
9.STIR Investments GP IV, LLC, a Delaware limited liability company
10.STAG GI Investments Holdings, LLC, a Delaware limited liability company
11.STAG GI New Jersey, LLC, a Delaware limited liability company
12.STAG Industrial Holdings, LLC, a Delaware limited liability company
13.STAG Arlington 2, L.P., a Delaware limited partnership
14.STAG TX GP 2, LLC, a Delaware limited liability company
15.STAG Edgefield, LLC, a Delaware limited liability company
16.STAG Pineville, LLC, a Delaware limited liability company
17.STAG Portland 2, LLC, a Delaware limited liability company
18.STAG Reading, LLC, a Delaware limited liability company
19.STAG Spartanburg, LLC, a Delaware limited liability company
20.STAG Portage, LLC, a Delaware limited liability company
21.STAG El Paso, LP, a Delaware limited partnership
22.STIR Investments GP, LLC, a Delaware limited liability company
23.STAG Simpsonville, LLC, a Delaware limited liability company
24.STAG De Pere, LLC, a Delaware limited liability company
25.STAG Duncan, LLC, a Delaware limited liability company
26.STAG Gurnee, LLC, a Delaware limited liability company
F-2-20
Schedule 1 to Form of Subsidiary Guaranty

27.STAG Montgomery, LLC, a Delaware limited liability company
28.STAG Woodstock, LLC, a Delaware limited liability company
29.STAG Columbia, LLC, a Delaware limited liability company
30.STAG DeKalb, LLC, a Delaware limited liability company
31.STAG Houston 2, L.P., a Delaware limited partnership
32.STAG Williamsport, LLC, a Delaware limited liability company
33.STAG Belvidere I, LLC, a Delaware limited liability company
34.STAG Belvidere III, LLC, a Delaware limited liability company
35.STAG Belvidere IV, LLC, a Delaware limited liability company
36.STAG Belvidere V, LLC, a Delaware limited liability company
37.STAG Belvidere VI, LLC, a Delaware limited liability company
38.STAG Belvidere VII, LLC, a Delaware limited liability company
39.STAG Belvidere VIII, LLC, a Delaware limited liability company
40.STAG Belvidere IX, LLC, a Delaware limited liability company
41.STAG Hampstead, LLC, a Delaware limited liability company
42.STAG New Hope, LLC, a Delaware limited liability company
43.STAG Harvard, LLC, a Delaware limited liability company
44.STAG Sauk Village, LLC, a Delaware limited liability company
45.STAG Allentown, LLC, a Delaware limited liability company
46.STAG Garland, LP, a Delaware limited partnership
47.STAG El Paso 1, LP, a Delaware limited partnership
48.STAG El Paso 2, LP, a Delaware limited partnership
49.STAG El Paso 3, LP, a Delaware limited partnership
50.STAG El Paso 4, LP, a Delaware limited partnership
51.STAG Mechanicsburg 1, LLC, a Delaware limited liability company
52.STAG Mechanicsburg 2, LLC, a Delaware limited liability company
53.STAG Mechanicsburg 3, LLC, a Delaware limited liability company
54.STAG Gurnee 2, LLC, a Delaware limited liability company
F-2-21
Schedule 1 to Form of Subsidiary Guaranty

55.STAG Germantown, LLC, a Delaware limited liability company
56.STAG Elizabethtown, LLC, a Delaware limited liability company
57.STAG CA GP, LLC, a Delaware limited liability company
58.STAG Spartanburg 3, LLC, a Delaware limited liability company
59.STAG Houston 4, LP, a Delaware limited partnership
60.STAG Burlington, LLC, a Delaware limited liability company
61.STAG North Haven, LLC, a Delaware limited liability company
62.STAG Stoughton 1, LLC, a Delaware limited liability company
63.STAG Stoughton 2, LLC, a Delaware limited liability company
64.STAG Fairborn, LLC, a Delaware limited liability company
65.STAG El Paso 5, LP, a Delaware limited partnership
66.STAG Machesney Park, LLC, a Delaware limited liability company
67.STAG Libertyville 1, LLC, a Delaware limited liability company
68.STAG Libertyville 2, LLC, a Delaware limited liability company
69.STAG Greer, LLC, a Delaware limited liability company
70.STAG Piedmont 1, LLC, a Delaware limited liability company
71.STAG Piedmont 2, LLC, a Delaware limited liability company
72.STAG Piedmont 3, LLC, a Delaware limited liability company
73.STAG Belvidere 10, LLC, a Delaware limited liability company
74.STAG Laurens, LLC, a Delaware limited liability company
75.STAG Lancaster, LLC, a Delaware limited liability company
76.STAG Burlington 2, LLC, a Delaware limited liability company
77.STAG Norton, LLC, a Delaware limited liability company
78.STAG TX Holdings, LP, a Delaware limited partnership
79.STAG NC GP, LLC, a Delaware limited liability company
80.STAG NC Holdings, LP, a Delaware limited partnership
81.STAG Sparks 2, LLC, a Delaware limited liability company
82.STAG Rockwall, L.P., a Delaware limited partnership
F-2-22
Schedule 1 to Form of Subsidiary Guaranty

83.STAG Lebanon, LLC, a Delaware limited liability company
84.STAG York, LLC, a Delaware limited liability company
85.STAG Mooresville 2, LP, a Delaware limited partnership
86.STAG GI Streetsboro, LLC, a Delaware limited liability company
87.STAG Louisville, LLC, a Delaware limited liability company
88.STAG TX GP, LLC, a Delaware limited liability company
89.STAG NC GP 2, LLC, a Delaware limited liability company
90.STAG GI Rogers, LLC, a Delaware limited liability company
91.STAG West Columbia 3, LLC, a Delaware limited liability company
92.STAG IND Stafford, LP, a Delaware limited partnership
93.STAG IND El Paso 6, LP, a Delaware limited partnership
94.STAG IND Houston 9, LP, a Delaware limited partnership
95.STAG McHenry 2, LLC, a Delaware limited liability company
96.STAG Romulus 2, LLC, a Delaware limited liability company
97.STAG South Saint Paul, LLC, a Delaware limited liability company
98.STAG IND Houston 11, LP, a Delaware limited partnership
99.STAG IND Mission, LP, a Delaware limited partnership
100.STAG Plymouth 3, LLC, a Delaware limited liability company
101.STAG Burlington 3, LLC, a Delaware limited liability company
102.STAG Livonia 1, LLC, a Delaware limited liability company
103.STAG Livonia 2, LLC, a Delaware limited liability company
104.STAG Katy, LP, a Delaware limited partnership
105.STAG Katy 2, LP, a Delaware limited partnership
106.STAG West Houston, LP, a Delaware limited partnership
107.STAG Houston 14, LP, a Delaware limited partnership

F-2-23
Schedule 1 to Form of Subsidiary Guaranty

EXHIBIT B

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, on behalf of the Credit Parties, hereby releases and discharges ____________________ from any and all obligations and liabilities of ____________________ to the Credit Parties under that certain Subsidiary Guaranty Agreement dated as of April 17, 2020 executed by the Subsidiary Guarantors of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, described therein in favor of the Administrative Agent for the benefit of the Credit Parties.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: _______________________
        Name:
        Title:

         F-2-24
        Form of Subsidiary Guaranty

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 17, 2020 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as the Borrower (the “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
Pursuant to the provisions of Section 3.1(e) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF LENDER]
By: _______________________
        Name: ________________________
        Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 17, 2020 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as the Borrower (the “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
Pursuant to the provisions of Section 3.1(e) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF PARTICIPANT]
By: _______________________
        Name: ________________________
        Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 17, 2020 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as the Borrower (the “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
Pursuant to the provisions of Section 3.1(e) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF PARTICIPANT]
By: _______________________
        Name: ________________________
        Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 17, 2020 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as the Borrower (the “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent.
Pursuant to the provisions of Section 3.1(e) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF LENDER]
By: _______________________
        Name: ________________________
        Title: ________________________
Date: ________ __, 20[ ]

        H-4
Form of U.S. Tax Compliance Certificate